UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a -12

SCHOLASTIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100
www.scholastic.com

SCHOLASTIC CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held at the Company’s corporate headquarters located at 557 Broadway, New York, New York on Wednesday, September 21, 2011, at 9:00 a.m., local time, for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.	Electing eight directors to the Board of Directors

2.	Approval of the Scholastic Corporation 2011 Stock Incentive Plan

3.	Approval of an Amendment to the Scholastic Corporation Management Stock Purchase Plan

4.	An advisory vote for the approval of fiscal 2011 compensation awarded to Named Executive Officers

5.	An advisory vote on the frequency of a stockholder advisory vote regarding the compensation awarded to Named Executive Officers

Matters to be voted upon by holders of the Common Stock

1.	Electing three directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on July 29, 2011 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to be present at the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•	via the Internet at the website indicated on your proxy card;

•	via telephone by calling the toll free number on your proxy card; or

•	by returning the enclosed proxy card.

By order of the Board of Directors

Andrew S. Hedden Secretary August 9, 2011

Important Notice Regarding Availability of Proxy Materials
for the 2011 Annual Meeting of Stockholders to Be Held on September 21, 2011

This Proxy Statement and the Annual Report to Stockholders are available at
www.proxyvote.com

SCHOLASTIC CORPORATION
557 Broadway
New York, New York 10012-3999

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS September 21, 2011

SOLICITATION OF PROXIES

General Information

          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 557 Broadway, New York, New York at 9:00 a.m., local time, on Wednesday, September 21, 2011, and at any adjournments thereof.

          The Company has made available to you over the Internet or delivered paper copies of this proxy statement, a proxy card and the Annual Report to Stockholders (of which the Company’s 2011 Annual Report on Form 10-K is a part) in connection with the Annual Meeting. The Company is pleased to be using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request a paper copy by mail by following the instructions in the notice. In addition, the notice contains instructions for electing to receive proxy materials over the Internet or by mail in future years.

          This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2011 (the “Annual Report”), are being mailed to those stockholders who are not receiving the notice concerning Internet availability on or about August 10, 2011.

          Shares represented by each proxy properly submitted, either by mail, the Internet or telephone as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•	delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date;

•	providing subsequent telephone or Internet voting instructions; or

•	voting in person at the Annual Meeting.

          Any written notice revoking a proxy should be sent to the attention of Andrew S. Hedden, Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, New York 10012-3999.

          If you are a Common Stockholder of record submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

          If you are a Common Stockholder and you hold your shares beneficially through a broker, bank or other holder of record submitting a proxy, and no instructions are specified, your shares will NOT be voted FOR the election of the directors.

          If you are a Class A Stockholder submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors and as recommended by the Board on Proposals 2, 3, 4 and 5.

          By submitting a proxy, you authorize the persons named as proxies to use their discretion in voting upon any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

          SEC rules permit the Company to deliver only one copy of the proxy statement or the notice of Internet availability of the proxy statement to multiple stockholders of record who share the same address and have the same last name, unless the Company has received contrary instructions from one or more of such stockholders. This delivery method, called “householding,” reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive or have Internet access to separate proxy cards.

          If you are a stockholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or you are currently receiving multiple copies of the proxy statement at the same address and wish to receive a single copy, please write to or call the Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012, telephone: (212) 343-6100.

          Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of Internet availability of the proxy materials and wish to receive a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

          The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

          Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on July 29, 2011 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,656,200 shares of Class A Stock and 29,441,314 shares of Common Stock outstanding.

          The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of Class A Stock (the “Class A Stockholders”), voting as a class, have the right to: (i) fix the size of the Board so long as it does not consist of less than three nor more than 15 directors; (ii) elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board; and (iii) exercise, exclusive of the holders of the shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

          Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, the Class A Stockholders will vote on the election of eight members of the Board and the holders of the Common Stock will vote on the election of three members of the Board. The other proposals set forth in the notice attached to this proxy statement for consideration at the Annual Meeting will be voted on by the Class A Stockholders only. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

          The vote required for the election of directors and in respect of the action to be taken under each of the other proposals is specified in the description of such proposal. In the election of directors, withheld votes and abstentions have no effect on the vote. Under the Company’s Bylaws, for the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before the holders of Common Stock is the election of three directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

Principal Holders of Class A Stock and Common Stock

          The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the SEC, a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A Stock or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or become exercisable within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock		Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class

Richard Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	3,092,700	100%	6,021,043	(3)	18.4%
Barbara Robinson Buckland c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,500,362		8.3%
Mary Sue Robinson Morrill c/o Scholastic Corporation 557 Broadway New York, NY 10012	765,296	46.2%	3,236,698	(4)	10.7%
William W. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,597,765	(5)	8.6%
Florence Robinson Ford c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,492,457		8.3%

	Class A Stock		Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class

Andrew S. Hedden c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,391,511	(6)	8.0%
Trust under the Will of Maurice R. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,331,712		7.8%
Trust under the Will of Florence L. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	116,676	7.0%	466,676		1.6%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	—	—	3,917,946	(7)	13.6%
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	—	—	2,245,392	(8)	8.8%
LSV Asset Management 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	—	—	1,868,609	(9)	6.3%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	—	—	2,914,611	(10)	10.1%
Fairpointe Capital LLC 1 N. Franklin, Ste 3300 Chicago, IL 60606	—	—	1,566,633	(11)	5.3%

(1)

Each of Richard Robinson, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson, Florence Robinson Ford, Andrew S. Hedden and the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”) have filed Statements on Schedule 13G with the SEC (the “13G Filings”) regarding beneficial ownership of Common Stock. Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, Barbara Robinson Buckland, Florence Robinson Ford, Mary Sue Robinson Morrill and William W. Robinson, all of whom are siblings of Richard Robinson, and Andrew S. Hedden, a director and executive officer of the Company, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Richard Robinson and Mary Sue Robinson Morrill are the co-trustees of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with shared voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Any acts by the Florence L. Robinson Trust require the approval of each trustee. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock on the Record Date by the following persons was: Richard Robinson—2,327,404 shares (sole voting and investment power), which includes 1,436,500 shares issuable under options to purchase Class A Stock (“Class A Options”) exercisable by Mr. Robinson within 60 days of the Record Date, and 765,296 shares (shared voting and investment power); Barbara Robinson Buckland—648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill—765,296 shares (shared voting and investment power); William W. Robinson—648,620 shares (shared voting and investment power); Florence Robinson Ford—648,620 shares (shared voting and investment power); Andrew S. Hedden—648,620 shares (shared voting and investment power); Maurice R. Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).

(2)

The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock (including the 1,436,500 shares issuable under Class A Options exercisable within 60 days of the Record Date, in the case of Mr. Robinson) into shares of Common Stock. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock on the Record Date by the following holders was: Richard Robinson—3,217,568 shares (sole voting and investment power), which includes the 1,436,500 shares under Class A Options exercisable within 60 days of the Record Date held by Mr. Robinson, and 2,803,475 shares (shared voting and investment power); Barbara Robinson Buckland—168,650 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Mary Sue Robinson Morrill—3,236,698 shares (shared voting and investment power); William W. Robinson—205,045 shares (sole voting and investment power) and 2,392,720 shares (shared voting and investment power); Florence Robinson Ford—160,745 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Andrew S. Hedden—59,799 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Maurice R. Robinson Trust—2,331,712 shares (sole voting and investment power); and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).

(3)

Includes 3,092,700 shares of Common Stock issuable on conversion of the Class A Stock (including the 1,436,500 shares issuable under the Class A Options) described in Notes 1 and 2 above; 619,837 shares of Common Stock held directly by Mr. Robinson; 193,350 shares of Common Stock under options exercisable by Mr. Robinson within 60 days of the Record Date; 7,844 shares of Common Stock with respect to which Mr. Robinson had voting rights on the Record Date under the Scholastic Corporation 401(k) Savings and Retirement Plan (the “401(k) Plan”); 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 8,469 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for one of his sons; 5,087 shares of Common Stock owned directly by his sons; 28,161 shares of Common Stock owned by the Richard Robinson Charitable Fund and 32,503 unvested RSUs scheduled to vest within 60 days of the Record Date held under the Management Stock Purchase Plan (the “MSPP”). Does not include 85,736 unvested RSUs held under the MSPP. Of the shares held directly by Mr. Robinson, 618,551 shares are pledged to a bank as collateral for a personal loan.

(4)	Does not include an aggregate of 212,596 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee, as to which Ms. Morrill disclaims beneficial ownership.

(5)

Does not include 16,550 shares of Common Stock held under trusts for which Mr. Robinson’s spouse is a trustee and 64,728 shares held directly by his spouse, as to which Mr. Robinson disclaims beneficial ownership.

(6)

Includes 6,049 shares of Common Stock held directly by Mr. Hedden; 52,500 shares under options exercisable by Mr. Hedden within 60 days of the Record Date held under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”); 1,250 RSUs scheduled to vest within 60 days of the Record Date held under the 2001 Plan; 648,620 shares of Common Stock issuable on conversion of the Class A Stock owned by the Maurice Robinson Trust; and 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust. Does not include 7,250 unvested RSUs held under the 2001 Plan or 20,474 unvested RSUs held under the MSPP.

(7)

The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G, dated February 12, 2011, filed with the SEC reporting beneficial ownership as of December 31, 2010. These shares are owned by various individual and institutional investors, as to which Price Associates serves as investment adviser with the sole power to direct investments with regard to all such shares and the sole power to vote 571,691 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(8)

The information for Blackrock, Inc. (“Blackrock”) is derived from a Schedule 13G, dated January 21, 2011, filed with the SEC reporting beneficial ownership as of December 31, 2010. These shares are owned by various individual and institutional investors, as to which Blackrock has the sole power to vote or direct investments with regard to all such shares. For purposes of the reporting requirements of the Exchange Act, Blackrock is deemed to be a beneficial owner of these shares.

(9)

The information for LSV Asset Management (“LSV”), an investment advisor, is derived from a Schedule 13G, dated February 8, 2011, filed with the SEC reporting beneficial ownership as of December 31, 2010. For purposes of the reporting requirements of the Exchange Act, LSV is deemed to be a beneficial owner of these shares.

(10)

The information for Dimensional Fund Advisors LP (“Dimensional Fund”) is derived from a Schedule 13G, dated February 11, 2011, filed with the SEC reporting beneficial ownership as of December 31, 2010. Dimensional Fund serves as investment adviser to four investment companies and as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an advisor or subadvisor to certain funds. The Funds own these shares, and in its role as investment advisor, subadvisor and/or manager, Dimensional Fund has the sole power to vote and direct investments with regard to all such shares. For purposes of the reporting requirements of the Exchange Act, Dimensional Fund is deemed to be a beneficial owner of these shares; however, Dimensional Fund expressly disclaims that it is, in fact, the beneficial owner of such shares.

(11)

The information for Fairpointe Capital LLC (“Fairpointe”), an investment advisor, is derived from a Schedule 13G, dated July 28, 2011, filed with the SEC reporting beneficial ownership as of July 25, 2011. For purposes of the reporting requirements of the Exchange Act, Fairpointe is deemed to be a beneficial owner of these shares.

Change of Control Arrangement for Certain Class A Stockholders

          Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and Richard Robinson, the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson will have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Richard Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Richard Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Richard Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Richard Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Mr. Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust will have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Mr. Robinson will be free to accept the Control Offer and to sell his shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Mr. Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires directors, executive officers and persons who are the beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of the Company’s equity securities with the SEC. The reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16 reports they file. Based on a review of the copies of such forms furnished to the Company and other written representations that no other reports were required during the fiscal year ended May 31, 2011, the Company believes its directors, executive officers and greater than ten percent beneficial owners timely filed all Section 16(a) reports required during such fiscal year, with the exception of certain Form 4s, which were filed late in connection with a stock option and restricted stock unit grant in August 2010 under the 2001 Stock Incentive Plan for Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman, Mr. Hedden and Ms. Augustine. The required Form 4s were filed immediately upon the discovery of the omission.

Share Ownership of Management

          On the Record Date, each director, each Named Executive Officer reported under the caption “Executive Compensation” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as set forth in the table below. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or exercisable within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock			Common Stock

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Directors
Richard Robinson	3,092,700	(2)	100%	6,021,043	(3)	18.4%
James W. Barge	—		—	16,800	(4)	*
Marianne Caponnetto	—		—	4,200	(5)	*
John L. Davies	—		—	52,800	(6)	*
Andrew S. Hedden	648,620	(2)	39.2%	2,391,511	(7)	7.9%
Mae C. Jemison	—		—	53,804	(8)	*
Peter M. Mayer	—		—	67,050	(9)	*
John G. McDonald	—		—	53,804	(8)	*
Augustus K. Oliver	—		—	58,074	(10)	*
Richard M. Spaulding	—		—	192,783	(11)	*
Margaret A. Williams	—		—	4,200	(5)	*

	Class A Stock			Common Stock

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Named Executive Officers
Richard Robinson	3,092,700	(2)	100%	6,021,043	(3)	18.4%
Maureen O’Connell	—		—	308,492	(12)	1.0%
Margery Mayer	—		—	304,679	(13)	1.0%
Judith Newman	—		—	259,980	(14)	*
Andrew S. Hedden	648,620	(2)	39.2%	2,391,511	(7)	7.9%
All directors and executive officers as a group (16 persons)	3,092,700	(2)	100%	7,545,234	(15)	21.8%

*	Less than 1.0%

(1)	Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.

(2)

See the information with respect to Richard Robinson and Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.

(3)	See the information with respect to Richard Robinson under “Principal Holders of Class A Stock and Common Stock” above.

(4)

Includes 3,600 shares of Common Stock held directly by Mr. Barge, 12,000 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date and 1,200 shares underlying restricted stock units (“RSUs”) scheduled to vest within 60 days of the Record Date under the Scholastic Corporation 2007 Outside Director Stock Incentive Plan (the “2007 Plan”).

(5)

Includes 3,000 shares of Common Stock under options exercisable by such director within 60 days and 1,200 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(6)

Includes 3,600 shares of Common Stock held directly by Mr. Davies, 48,000 shares of Common Stock under options exercisable by Mr. Davies within 60 days of the Record Date and 1,200 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(7)	See the information with respect to Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above.

(8)

Includes 4,604 shares of Common Stock held directly by such director, 48,000 shares of Common Stock under options exercisable by such director within 60 days of the Record Date and 1,200 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(9)

Includes 17,850 shares of Common Stock held directly by Mr. Mayer, 48,000 shares under options exercisable by Mr. Mayer within 60 days of the Record Date and 1,200 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(10)

Includes 8,874 shares of Common Stock held directly by Mr. Oliver, 48,000 shares of Common Stock under options exercisable by Mr. Oliver within 60 days of the Record Date and 1,200 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan

(11)

Includes 179,583 shares of Common Stock held directly by Mr. Spaulding, 12,000 shares under options exercisable by Mr. Spaulding within 60 days of the Record Date and 1,200 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(12)

Includes 13,560 shares of Common Stock held directly by Ms. O’Connell, 25 shares of Common Stock owned by Ms. O’Connell’s minor son, 283,750 shares of Common Stock under options exercisable by Ms. O’Connell within 60 days of the Record Date, 4,500 RSUs scheduled to vest within 60 days of the Record Date under the 2001 Plan and 6,657 RSUs vested or scheduled to vest within 60 days of the Record Date held under the Scholastic Corporation Management Stock Purchase Plan (“MSPP”). Does not include 14,110 unvested RSUs held under the MSPP or 20,500 unvested RSUs held under the 2001 Plan.

(13)

Includes 29,283 shares of Common Stock held directly by Ms. Mayer, 264,790 shares under options exercisable by Ms. Mayer within 60 days of the Record Date, 3,500 RSUs scheduled to vest within 60 days of the Record Date under the 2001 Plan and 7,106 RSUs vested or scheduled to vest within 60 days of the Record Date held under the MSPP. Does not include 1,782 unvested RSUs held under the MSPP or 13,000 unvested RSUs held under the 2001 Plan.

(14)

Includes 6,740 shares of Common Stock held directly by Ms. Newman, 236,050 shares under options exercisable by Ms. Newman within 60 days of the Record Date, 3,500 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2001 Plan and 13,690 RSUs vested or scheduled to vest within 60 days of the Record Date held under the MSPP. Does not include 399 unvested RSUs held under the MSPP or 13,000 unvested RSUs held under the 2001 Plan.

(15)

Includes 3,092,700 shares of Common Stock issuable on conversion of the Class A Stock (including the 1,436,500 shares issuable under the Class A Options) described in Notes 1 and 2 on page 4; 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 8,469 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for one of his sons; 5,087 shares of Common Stock owned directly by Mr. Robinson’s sons; and 28,161 shares owned by the Richard Robinson Charitable Fund. Also includes an aggregate of 904,961 shares of Common Stock held directly and 25 shares beneficially owned by all directors and executive officers as a group; an aggregate of 1,370,860 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date; an aggregate of 64,247 shares underlying RSUs vested or scheduled to vest within 60 days of the Record Date held under the MSPP; an aggregate of 10,832 shares of Common Stock with respect to which members of the group had voting rights as of the Record Date under the 401(k) Plan; and an aggregate of 26,800 shares underlying RSUs scheduled to vest within 60 days of the Record Date held under the 2001 Plan. Does not include an aggregate of 130,729 unvested RSUs held under the MSPP or an aggregate of 75,200 unvested RSUs held under the 2001 Plan.

Compensation Committee Interlocks and Insider Participation

          No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2011 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which an executive officer of the Company serves on the board of directors.

Human Resources and Compensation Committee Report

          The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2011.

          The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report:

John L. Davies, Chairperson Marianne Caponnetto Peter M. Mayer John G. McDonald

COMPENSATION DISCUSSION AND ANALYSIS

          The Company’s compensation programs for its executive officers and other senior management are administered by the HRCC, which is composed solely of independent directors as defined by NASDAQ rules. The Company’s overall objective is to maintain a compensation system that fosters the short-term and long-term goals of the Company and its stockholders.

          The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial position and financial performance. They have been developed with the assistance of the Human Resources Department, as well as independent executive compensation consultants. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees—Human Resources and Compensation Committee” and “Corporate Governance—HRCC and SGC Procedures” in “Matters Submitted to Stockholders—Election of Directors,” below.

          The HRCC regularly reviews the Company’s compensation programs and considers appropriate methods to tie the executive compensation program to performance and to further strengthen management’s alignment with stockholders.

Compensation Philosophy and Objectives

Pay Competitively

•

The Company’s goal is to provide a competitive framework, taking into account the financial position and performance of the Company, individual contributions, teamwork, divisional contributions and the external market in which the Company competes for executive talent.

•	The Company, through competitive compensation policies, strives to foster the continued development of the Company’s operating segments, which in turn builds stockholder value.

•	In determining the compensation of its Named Executive Officers, the Company seeks to achieve its compensation objectives through a combination of fixed and variable compensation.

•

The Company reviews the executive compensation of a broad group of companies in the publishing, media and education industries for comparative purposes. The companies included in the compensation peer group are selected based upon several criteria, including size of company by revenues, relevant industry and other factors.

Pay for Performance

•	The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each Named Executive Officer and the overall financial performance of the Company.

•

As applicable to business unit executives, the performance of a specific business unit for which an executive is responsible may also be used to create a link between the achievement of divisional financial goals and the overall financial performance of the Company.

Executives as Stockholders

•

The Company’s compensation practices are also designed to link a portion of each Named Executive Officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards, including stock options and restricted stock units.

Peer Group Analysis

          The Company reviews the compensation practices of selected peer companies to use as a general frame of reference, but it does not formally benchmark its compensation against that of such peer companies. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included but were not limited to the following: Barnes & Noble Inc., Career Education Corporation, Meredith Corporation, The McGraw-Hill Companies, Inc., Pearson plc, Reed Elsevier plc, School Specialty Inc., E. W. Scripps Company, The Washington Post Company and John Wiley & Sons, Inc. Additionally, in analyzing its executive compensation, from time to time the Company reviews general industry compensation surveys, provided by consulting firms, as well as more focused surveys covering a broad base of media companies.

Components of Executive Compensation

          The following table provides a brief overview of each of the elements of compensation. A more detailed description of each compensation element follows this table.

Compensation Element	Objective		Key Features

Fixed

Base Salary	•	To establish a fixed level of compensation principally tied to day-to-day responsibilities	•

Base salary is determined taking into account several factors, including individual job performance, salary history, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more risky business ventures, such as new product development, or positions that require considerable creative talent, creative marketing capability or digital skills, or the management of those providing such creative content, marketing and digital expertise.

Variable

Annual Performance-Based Cash Bonus Awards	•	To provide a reward based upon the achievement of the Company’s financial, operating and strategic goals established for the year	•

Through the use of annual bonus awards, the HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance which, in the case where the executive officer is responsible for an operating unit of the Company, may also include business unit performance.

Long-Term Incentive Compensation	•	To align the long-term interests of the executives and the Company’s stockholders	•	Stock options, which typically vest ratably over four years, producing value for executives and employees only if the Common Stock price increases over the exercise price.

•

Restricted stock units, which convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, generally over a four year period, serving as a retention tool as well as increasing stock ownership.

Other Equity-Based	•	To attract and retain highly qualified executives	•	The Company’s executives participate in the 401(k) Plan on the same terms as all employees.
Incentives and
Benefit Plans			•	The ESPP provides a method for all employees, including executives, to purchase Common Stock at a 15% discount.

			•	The MSPP permits senior management to defer receipt of all or a portion of their annual cash bonus payments in order to acquire restricted stock units (“RSUs”) at a 25% discount.

Base Salary

          Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, including those of the Named Executive Officers, the HRCC considers several factors, including individual job performance, salary history, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more risky business ventures, such as new product development, or positions that require considerable creative talent, creative marketing capability, or digital skills or the management of those providing such creative content, marketing and digital expertise. In considering annual base salary increases, Company financial performance is also taken into consideration.

          Consistent with the Company’s policy for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually in either July or September and any increases, based on the compensation objectives discussed above, are generally effective on October 1 of each year. For fiscal 2011, no increases to base salary were made for the Named Executive Officers. For fiscal 2012, the annual salary review, including any salary recommendations for the Named Executive Officers, will be conducted and considered by the HRCC at its September 2011 meeting.

Annual Performance-Based Cash Bonus Awards

          The HRCC ties a meaningful portion of each Named Executive Officer’s total potential compensation to Company performance, which, in the case where the Named Executive Officer is responsible for an operating unit of the Company, may also include business unit performance, through the use of annual cash bonus awards. In setting financial and operating performance targets, which are established early in the fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business unit or function. In each case, whether considering the Company as a whole or an executive’s business unit or function, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s or business unit’s financial performance. The continued focus of the annual bonus element of compensation has been to align the interests of senior management, including the Named Executive Officers, with the Company’s financial, operating and strategic goals for the year, and in the case of fiscal 2011, to primarily encourage and reward the achievement of Company-wide goals. In the context of the Company’s key financial and operating goals for fiscal 2012, the emphasis for the annual bonus awards will continue to be focused on overall Company performance as further described below under “MIP/EPIP Revisions and Fiscal 2012 Targets.”

          Potential bonus awards for executive officers, including the Named Executive Officers, are set and determined under the Company’s Management Incentive Program

(“MIP”) or under the Executive Performance Incentive Plan (“EPIP”), which is designed to be exempt from the application of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) as discussed below under “Regulatory Considerations.” Under the MIP and EPIP, the Company retains the discretion to increase or decrease the total bonus paid to an executive (other than to participants in the EPIP, including the Named Executive Officers, as to whom only discretion to decrease the total bonus is retained) by up to 100% of the achieved target and, upon the recommendation of the Chief Executive Officer, made at the time annual fiscal year targets are established, to reflect certain other Company objectives, such as revenue growth, expense management, strategic development, organizational effectiveness, demonstration of the achievement of certain cross-departmental company goals and individual performance, both recently and over the term of employment by the Company.

Fiscal 2011 Targets

          On July 20, 2010, the HRCC set the fiscal 2011 annual MIP and EPIP bonus targets for executive officers and senior management, including the Named Executive Officers, based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2011 operating plan, in particular, the Operating Income target. The MIP and EPIP provided for a corporate bonus pool to be funded based upon the achievement of the Corporate Operating Income target, and, in the case of the EPIP, the bonuses for all of the Named Executive Officers under the EPIP were to be solely based on achievement of that corporate metric up to the target amount. Corporate Operating Income was defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding one-time charges. Discontinued operations are not included for this purpose. The EPIP bonus potentials for all of the Named Executive Officers were solely based on achievement of that Corporate Operating Income metric up to the target amount.

Bonus Potentials and Payouts for Fiscal 2011

          For each of the Named Executive Officers, individual EPIP bonus potentials for fiscal 2011 were dependent upon the achievement of Company or business unit targets as indicated in the table below, with the potential bonus payout for each executive ranging from 0% to 150% of the target amount.

Funding Metrics	Corporate Operating Income less than or equal to target		Corporate Operating Income greater than target

Participants	Corporate Operating Income	Division Operating Profit	Corporate Operating Income	Division Operating Profit Relative Contributions

Named Executive Officers (Business)	100%	0%	0%	100%
Named Executive Officers (Staff)	100%	0%	100%	0%

          For fiscal 2011, the Company did not meet the Corporate Operating Income target, and accordingly, the threshold for bonus payout under the EPIP was not achieved and no payments were made to the Named Executive Officers under the EPIP. As provided under the terms of the MIP, the HRCC approved the funding of a discretionary pool at 25% of the total target payout amount for high performing employees based on performance analyses by the Human Resources Department. Discretionary payments from this discretionary pool to the Named Executive Officers under the MIP, as approved by the HRCC, are listed in the table below.

Named Executive Officer	Fiscal 2011 Target bonus amount	Fiscal 2011 bonus amount (not including special incentive bonus)	Fiscal 2011 bonus payout as a percentage of bonus target

Richard Robinson	$957,000	$283,024	29.6%
Maureen O’Connell	$560,000	$165,615	29.6%
Margery Mayer	$339,900	$86,657	25.5%
Judith Newman	$344,540	$0	0%
Andrew S. Hedden	$280,695	$83,013	29.6%

Special Incentive Bonuses for Fiscal 2012

          In addition to the foregoing, the HRCC approved a special incentive bonus for Maureen O’Connell in the amount of $535,000, for her efforts in leading a company-wide cost cutting initiative, which, in addition to cutting costs, is addressing the restructure and consolidation of the Children’s Book Group and other areas where organization duplication can be eliminated or synergy can be achieved. Ms. O’Connell is also currently acting as the principal accounting officer and directing a special Education Group growth project. Margery Mayer and Andrew S. Hedden were also provided special incentive bonuses of $215,000 and $100,000, respectively, for their work in connection with the Education Group’s growth project.

          A special incentive bonus of $150,000 was also provided to Judith Newman for her work on the Company’s digital initiatives, including the development of the Book Clubs’ ecommerce model and the ereader software, key initiatives in the transformation of the Book Clubs’ business model to adapt to a digital age.

          The HRCC also approved a special incentive bonus of $350,000 for Richard Robinson for his leadership of the foregoing initiatives and projects.

MIP/EPIP Revisions and Fiscal 2012 Targets

          As discussed above, the annual bonus awards are generally designed to reward for Company-wide measurable performance as well as certain other indicators of performance. With respect to fiscal 2012, the HRCC has again set the MIP and EPIP performance targets primarily based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2012 operating plan. A corporate bonus pool will be funded based upon the achievement of the Corporate Operating Income target, and the EPIP bonuses for all of the Named Executive Officers will be solely based on achievement of that corporate metric up to the target amount. Assuming the Corporate Operating Income target is met for fiscal 2012, the portion of the corporate bonus pool resulting from any performance above target will then be proportionally divided based on Corporate Operating Profit and the Division Operating Profit relative contribution in accordance with the table below. Achievement of Division Operating Profit for those of the Named Executive Officers in the Children’s Book Group, as well as other senior management in such Group, will be proportionally divided based on Group Operating Profit and Division Operating Profit.

Funding Metrics	Corporate Operating Income less than or equal to target		Corporate Operating Income greater than target

				Group/Division Operating Profit

Participants	Corporate Operating Income	Division Operating Profit	Corporate Operating Income	Group	Division Operating Profit Relative Contribution

Named Executive Officers				60%
(Children’s Book Group)	100%	0%	0%	(Overall	40%
				Children’s
				Book Group
				Operating Profit)
Named Executive Officers
(Business)	100%	0%	0%	N/A	100%
Named Executive Officers
(Staff)	100%	0%	100%	N/A	0%

          In the event the Corporate Operating Income target is exceeded, for fiscal 2012 the bonus pool may be increased to fund up to a maximum of 150% of the target amount for the bonus pool. While individual payouts can be adjusted based on individual performance, in no case can the sum of all individual payouts exceed the total of the available corporate bonus pool. Also, if the corporate bonus pool is not funded by at least 25% of its target amount, a discretionary pool may, if determined by the HRCC, be funded within the range of 20-25% of the actual funding to be used for retention purposes for the top 10-20% highest performing employees based on recommendations to the HRCC resulting from individual performance analyses by the Human Resources Department.

Long-Term Incentive Compensation

          The Stock Grant Committee of the Board (the “SGC”), which is comprised solely of independent directors as defined by NASDAQ rules, each of whom is also a member of the HRCC, determines the awards of long-term compensation through equity incentives (in the form of stock options and restricted stock units) granted to executive officers and senior management as well as other eligible employees.

The practice of the SGC is to consider:

•

Annual equity grants to key employees, including the Named Executive Officers and other executive officers and members of senior management, at its regularly scheduled meeting in either July or September.

•	Equity grants at other times depending upon circumstances such as promotions, new hires or special considerations.

          Equity awards have been made under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”), which provides for the grant of non-qualified stock options, incentive stock options, restricted stock and other stock-based awards. The HRCC has determined that its current practice should continue to be to generally consider the award of restricted stock units and stock options, including a combination of both in appropriate cases, which determination reflects the desire to maintain a strong long-term equity component in executive compensation and to reduce, through the restricted stock unit component, the number of equity units required to provide such component. Accordingly, the Company currently utilizes grants of stock options, restricted stock units or a combination of both to qualified executives, including the Named Executive Officers. Only non-qualified stock options and restricted stock units have been granted under the 2001 Plan, which expired in July 2011. As described below under Proposal 2 – “Approval of the Scholastic Corporation 2011 Stock Incentive Plan,” the Board is recommending the adoption of a new stock incentive plan at the Annual Meeting. In keeping with the long-term incentive compensation philosophy described above, the Scholastic Corporation 2011 Stock Incentive Plan generally provides only for the grant of stock options and restricted stock units.

Options to Purchase Common Stock and Restricted Stock Units

          Equity grants made under the 2001 Plan during fiscal 2011 to executive officers and senior management, including the Named Executive Officers, were determined by the SGC based upon the compensation objectives of the HRCC, as discussed above, and informed by the evolving nature of executive compensation practices.

          In determining the size of the equity grants for the Named Executive Officers, the SGC considered numerous factors, including:

•	the level of responsibility of the individual;

•	the individual’s job performance and ability to influence corporate results;

•	the number of stock options and restricted stock units previously granted to that individual;

•	the cost to the Company under FASB ASC Topic 718 and the related effect of equity grants on earnings per share dilution; and

•	competitive market practices.

          During fiscal 2011, other than in the case of new hires, the SGC granted equity-based awards which were primarily comprised of 60% restricted stock units and 40% stock options. The Chief Executive Officer continued to receive long-term incentive compensation solely in the form of stock options.

          Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the fair market value of the Common Stock on the date of grant, calculated as the average of the high and low prices on the date of grant. The Company historically has calculated the exercise price of stock options by this method, which it believes gives a fair market value and eliminates price fluctuations during the day that the grant is made. Also, through vesting and forfeiture provisions, both stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company. Stock options granted in fiscal 2011 to executive officers and senior management, including the Named Executive Officers, vest in 25% annual installments beginning on the first anniversary of the grant date, subject to minimum annual vesting of 1,000 shares, and expire after ten years.

          Restricted stock units convert automatically into shares of Common Stock on a one-to-one basis upon vesting, unless otherwise deferred by the recipient. Twenty-five percent of the restricted stock units received by the Named Executive Officers and other members of senior management vest thirteen months after the date of grant and the remaining seventy-five percent vest in three equal installments annually thereafter on each anniversary of the date of grant. The additional month during the first vesting period facilitates compliance with applicable regulations of the Internal Revenue Service regarding deferred compensation in case the recipient elects to defer receipt of the underlying Common Stock. The proposed 2011 Stock Incentive Plan, as discussed under Proposal 2 set forth herein, “Approval of the Scholastic Corporation 2011 Stock Incentive Plan,” does not permit the deferral of restricted stock units, and the vesting of restricted stock units which may be awarded thereunder is anticipated to be in four equal annual installments beginning with the first anniversary of the date of grant.

          The specific fiscal 2011 grants to the Named Executive Officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2011 is set forth below in the “Outstanding Equity Awards at May 31, 2011” table. The SGC did not make long-term incentive compensation grants for fiscal 2012 at its July 2011 meeting, and it is intended that any such grants will be considered by the HRCC at its meeting to be held in September 2011, following the vote of the Class A Stockholders on Proposal 2 set forth herein, “Approval of the Scholastic Corporation 2011 Stock Incentive Plan.” It is also intended that the SGC will be discontinued and its responsibilities transferred to the HRCC at the September 2011 meeting of the Board. The current composition of the HRCC and the SGC is the same.

Equity Awards for the Chief Executive Officer

          In 2004, the HRCC concluded that Mr. Robinson’s long-term incentive compensation opportunities had been significantly below those made available to the chief executive officers of other companies in the publishing, media and education industries reviewed by the HRCC. As a result of its review of this issue, taking into account Mr. Robinson’s overall compensation, the Company adopted the Scholastic Corporation 2004 Class A Stock Incentive Plan (the “Class A Plan”), which was designed to enable the HRCC and the SGC to grant options to Mr. Robinson to acquire Class A Stock (“Class A Options”). The HRCC concluded that the Class A Plan was in the best interests of the Company and its stockholders since options granted thereunder would, in its opinion, be a significant motivating factor for Mr. Robinson and would also reflect Mr. Robinson’s stated intention to treat any long-term incentive compensation opportunities provided to him under the Class A Plan as a long-term investment in the Company. Mr. Robinson was the only eligible participant in the Class A Plan. Mr. Robinson received a total of 1,499,000 Class A Options under the Class A Plan during the period 2004 through 2008, at which time the program contemplated by the Class A Plan was completed.

          In each of July 2009 and August 2010, Mr. Robinson was granted options under the 2001 Plan to purchase 250,000 shares of Common Stock by the SGC, at the same time as the long-term incentive grants were also awarded to other executive officers and senior management by the SGC for fiscal 2010 and fiscal 2011, respectively.

          Information regarding the equity awards held by Mr. Robinson as of the end of fiscal 2011 is set forth in the “Outstanding Equity Awards at May 31, 2011” table. As indicated above, any long-term incentive compensation grants to be awarded Mr. Robinson for fiscal 2012 are intended to be considered by the HRCC at its meeting to be held in September 2011.

Other Equity-Based Incentives

          The Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”) were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including executive officers other than Mr. Robinson. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each fiscal quarter. None of the Named Executive Officers, other than Mr. Hedden, is currently participating in the ESPP.

          Under the MSPP, which was adopted in 1999 in order to provide an additional incentive for senior management to invest in Common Stock through the use of their cash bonuses paid under the MIP or EPIP, eligible members of senior management may use such annual cash bonus payments on a tax-deferred basis to make equity investments in the Company at a discounted purchase price. With respect to fiscal 2011, senior management participants were permitted to defer receipt of all or a portion of their annual cash bonus payments, which will be used to acquire restricted stock units (“RSUs”) at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2011. The deferral period chosen by the participants may not be less than the three-year vesting period for the RSUs, with the first three years of deferral running concurrently with the vesting period. Upon expiration of the applicable deferral period, the RSUs are converted into shares of Common Stock on a one-to-one basis. During fiscal 2011, eight members of senior management elected to participate in the MSPP. Proposal Number 3 included herein is being put forth for the Class A Stockholders to approve an amendment to the MSPP to provide for an increase in the number of shares reserved for issuance by 300,000.

          The chart below reflects the allocation by each of the Named Executive Officers of his or her bonus to the MSPP for fiscal 2011.

Named Executive Officer	Fiscal 2011 Bonus amount	% allocation to the MSPP for fiscal 2011 Bonus	Dollar amount of Bonus to be used for the purchase of RSUs on 9/1/2011

Richard Robinson	$283,024	100%	$283,024
Maureen O’Connell	$165,615	20%	$33,123
Margery Mayer	$86,657	5%	$4,333
Judith Newman	$0	0%	$0
Andrew S. Hedden	$83,013	50%	$41,507

Regulatory Considerations

          Section 162(m) of the Code generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers, unless the amount of such excess constitutes “qualified performance-based compensation,” including certain stock option awards and compensation payable based solely upon the attainment of objective performance criteria. Stock option awards under the Company’s 2001 Plan and the proposed 2011 Stock Incentive Plan constitute “qualified performance-based compensation” and income realized upon the exercise of such stock options is deductible under Section 162(m). The Company has undertaken to qualify certain other components of the incentive compensation it makes available to its Named Executive Officers for the performance exception to non-deductibility. Amounts payable under the EPIP are intended to be exempt from the application of Section 162(m) as “qualified performance-based compensation.” Time-vested restricted stock units do not constitute “qualified performance-based” compensation under Section 162(m). In appropriate circumstances, the HRCC may deem it appropriate to pay compensation or make incentive or retentive awards, such as time-vested restricted stock units, that do not meet the performance-based criteria and therefore may not be deductible by reason of Section 162(m). The supplemental bonuses and the bonuses awarded from the discretionary pool established under the MIP in respect of fiscal 2011 for the Named Executive Officers, as well as the time-vested restricted stock units awarded to the Named Executive Officers during fiscal 2011, as previously described, did not constitute “qualified performance-based compensation” under Section 162(m).

SUMMARY COMPENSATION TABLE

          The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2011, May 31, 2010 and May 31, 2009 as indicated below.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)		All Other Compensation(5) ($)	Total ($)

Richard Robinson	2011	$870,000	$350,000	$0	$2,195,000	$283,024	$21,231		$538,995	$4,258,250
Chairman of the Board,	2010	$870,000	$0	$0	$1,947,500	$1,261,500	$4,336		$198,728	$4,282,064
Chief Executive Officer	2009	$870,000	$0	$0	$2,830,000	$154,182	$55,310		$364,387	$4,273,879
and President

Maureen O’Connell	2011	$700,000	$535,000	$273,720	$172,560	$165,615	$99		$83,804	$1,930,798
Executive Vice President,	2010	$700,000	$250,000	$402,360	$0	$738,182	$839		$47,105	$2,138,486
Chief Administrative Officer	2009	$681,731	$0	$109,000	$1,154,500	$134,400	$3,154		$62,683	$2,145,468
and Chief Financial Officer

Margery Mayer	2011	$618,000	$215,000	$180,480	$230,080	$86,657	$2,341		$23,932	$1,358,490
Executive Vice President	2010	$618,000	$194,370	$229,920	$207,500	$485,430	$10,368		$15,304	$1,760,892
and President,	2009	$618,000	$0	$109,000	$150,900	$96,277	$10,510		$17,765	$1,002,452
Scholastic Education

Judith Newman	2011	$626,437	$150,000	$182,480	$115,040	$0	$2,023		$36,438	$1,112,418
Executive Vice President	2010	$626,437	$0	$229,920	$0	$410,316	$13,863		$36,436	$1,316,972
and President, Scholastic	2009	$612,064	$0	$109,000	$150,900	$55,509	$8,606		$48,495	$984,574
Book Clubs and
E-Commerce

Andrew S. Hedden	2011	$525,000	$100,000	$114,050	$71,900	$83,013	$0	(6)	$134,919	$1,028,882
Executive Vice President, General Counsel and Secretary	2010	$525,000	$0	$134,120	$0	$346,023	$0	(6)	$9,122	$1,014,265
	2009	$252,404	$0	$0	$478,000	$21,146	$0	(6)	$2,137	$753,687

(1)

Represents the grant date fair value under FASB ASC Topic 718 of awards of restricted stock units granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining the fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2011, 2010 or 2009 for the Named Executive Officers.

(2)

Represents the grant date fair value under FASB ASC Topic 718 of awards of stock options granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2011, 2010 or 2009 for the Named Executive Officers. All awards shown are options to purchase Common Stock, except for Mr. Robinson’s award for fiscal 2009, which represents Class A Options.

(3)

Represents the full amount of cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the MIP, including any amounts deferred at such person’s election and invested in RSUs under the MSPP. For fiscal 2011, Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman and Mr. Hedden had elected to invest 100%, 20%, 5%, 0% and 50%, respectively, of his or her fiscal 2011 bonus for the purchase of RSUs, which will occur on September 1, 2011. For fiscal 2010, Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman and Mr. Hedden elected to invest 100%, 25%, 5%, 0% and 100%, respectively, of his or her fiscal 2010 bonus for the purchase of RSUs, which occurred on September 1, 2010. For fiscal 2009, Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman and Mr. Hedden elected to invest 100%, 33%, 5%, 10% and 0%, respectively, of his or her fiscal 2009 bonus, which occurred on September 1, 2009.

(4)

Represents the aggregate change of the actuarial present value of the Named Executive Officer’s accumulated benefit under the Company’s Cash Balance Retirement Plan on the pension plan measurement date used for financial statement purposes for fiscal 2009 and the actuarial present value of the Named Executive Officer’s accumulated benefit under the Company’s Cash Balance Retirement Plan on the pension plan measurement date used for financial statement purposes for fiscal 2011 and fiscal 2010.

(5)	All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.

(6)	Mr. Hedden joined the Company on December 1, 2008, and is not eligible to participate in the Company’s Cash Balance Retirement Plan, which was frozen to new participants on June 1, 2009.

Summary of All Other Compensation

Name	Fiscal Year	401(k) Plan Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Dividend Earnings on vested MSPP RSUs and unvested 2001 Plan RSUs(3) ($)	Total ($)

Richard Robinson	2011	$7,350	$258	$453,089	$78,298	$0	$538,995
	2010	$7,350	$270	$114,248	$76,860	$0	$198,728
	2009	$7,400	$270	$268,150	$85,771	$2,796	$364,387

Maureen O’Connell	2011	$7,173	$515	$66,278	$0	$9,837	$83,803
	2010	$7,173	$540	$32,867	$0	$6,525	$47,105
	2009	$7,223	$540	$54,920	$0	$0	$62,683

Margery Mayer	2011	$6,125	$515	$8,717	$0	$8,575	$23,932
	2010	$4,900	$540	$3,564	$0	$6,300	$15,304
	2009	$4,950	$540	$9,125	$0	$3,150	$17,765

Judith Newman	2011	$7,166	$515	$0	$16,381	$12,376	$36,438
	2010	$7,166	$540	$4,110	$15,283	$9,337	$36,436
	2009	$7,215	$540	$18,703	$16,203	$5,834	$48,495

Andrew S. Hedden	2011	$7,139	$415	$124,277	$0	$3,088	$134,919
	2010	$7,007	$540	$0	$0	$1,575	$9,122
	2009	$1,867	$270	$0	$0	$0	$2,137

(1)

Represents the grant date fair value under FASB ASC Topic 718 of restricted stock units purchased by the Named Executive Officers under the MSPP for the fiscal year indicated, which was based upon the prior year’s MIP/EPIP bonus. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)

For Mr. Robinson, $70,933, $69,634 and $81,271 of the amounts shown for fiscal 2011, 2010 and 2009, respectively, represents a portion of the compensation of certain employees who perform administrative services for Mr. Robinson personally from time to time, $5,209, $5,304, and $4,500 represents club membership dues used partially for personal use for fiscal 2011, 2010 and 2009, respectively, and $2,156 and $1,922 for fiscal 2011 and fiscal 2010 represents fees paid by the Company for an executive physical. For Ms. Newman, the amounts shown for fiscal 2011, 2010 and 2009 represent payments made by the Company for personal use of a company-provided automobile, based on information provided by her.

(3)

In fiscal 2011, the Company made four dividend payments, three of which were at a quarterly dividend rate of $.075 per share on the Common and the Class A Stock and one of which was at $.10 per share on the Common and the Class A Stock. In fiscal 2010, there were four dividend payments of $.075 per share on the Common and the Class A Stock and in fiscal 2009, there were three dividend payments of $.075 per share on the Common and the Class A Stock. Under the MSPP, all vested RSUs issued thereunder receive dividend earnings. Under the 2001 Plan, restricted stock units are entitled to dividend earnings from the date of grant. This column reflects dividend earnings accrued under both plans for the periods indicated.

GRANTS OF PLAN-BASED AWARDS

          The following table provides information on cash bonus, stock options and restricted stock units granted in fiscal 2011 to each of the Named Executive Officers.

					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
								Exercise or Base Price of Option Awards(2) ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)

		Estimated Possible Payouts, Under Non-Equity Incentive Plan Awards(1)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Richard Robinson	—	$239,250	$957,000	$1,435,500	—
	8/27/2010						250,000	$22.81	$23.13	$2,195,000

Maureen O’Connell	—	$140,000	$560,000	$840,000
	8/27/2010				12,000	(4)			$23.13	$273,720
	8/27/2010						24,000	$22.81	$23.13	$172,560

Margery Mayer	—	$84,975	$339,900	$509,850
	8/27/2010				8,000	(4)			$23.13	$182,480
	8/27/2010						32,000	$22.81	$23.13	$230,080

Judith Newman	—	$86,135	$344,540	$516,810
	8/27/2010				8,000	(4)			$23.13	$182,480
	8/27/2010						16,000	$22.81	$23.13	$115,040

Andrew S. Hedden	—	$65,625	$262,500	$393,750
	8/27/2010				5,000	(4)			$23.13	$114,050
	8/27/2010						10,000	$22.81	$23.13	$71,900

(1)

Represents the potential amounts of cash bonus that could have been received for fiscal 2011 under the MIP/EPIP. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the non-equity incentive plan awards actually earned by the Named Executive Officers in fiscal 2011 and paid in fiscal 2012.

(2)	The exercise price for all options is equal to the average of the high and low Common Stock price as reported on NASDAQ on the respective grant dates.

(3)

This column shows the fair values of restricted stock units and stock options as of the grant date computed in accordance with FASB ASC Topic 718. The Black-Scholes value per option used to calculate the grant date fair value was $8.78 in the case of Mr. Robinson and $7.19 for all the other Named Executive Officers.

(4)	Represents restricted stock units that vest in 25% increments on September 27, 2011, August 27, 2012, August 27, 2013 and August 27, 2014.

OUTSTANDING EQUITY AWARDS AT MAY 31, 2011

          The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2011.

		Option Awards						Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable		Number of Securities Underlying Unexercised Options(1) (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)

Richard Robinson	7/18/2002	5,850				$36.23	7/18/2012
	9/20/2004	333,000	(3)			$29.49	9/20/2014
	9/21/2005	333,000	(3)			$36.41	9/21/2015
	9/20/2006	333,000	(3)			$30.08	9/20/2016
	9/19/2007	187,500	(3)	62,500	(3)	$36.21	9/19/2017
	9/24/2008	125,000	(3)	125,000	(3)	$27.93	9/24/2018
	7/22/2009	62,500		187,500		$19.33	7/22/2019
	8/27/2010			250,000		$22.81	8/27/2020
Maureen O’Connell	3/20/2007	100,000				$34.85	3/20/2017
	9/19/2007	6,750		2,250		$36.21	9/19/2017	1,500	$40,860
	12/11/2007	75,000		25,000		$34.84	12/11/2017
	7/22/2008	12,500		12,500		$27.25	7/22/2018	2.000	$54,480
	9/24/2008	50,000		50,000		$27.93	9/24/2018
	7/21/2009							15,750	$429,030
	8/27/2010			24,000		$22.81	8/27/2020	12,000	$326,880
Margery Mayer	12/18/2001	25,000				$42.85	12/18/2011
	7/18/2002	27,540				$36.23	7/18/2012
	7/14/2003	35,000				$27.46	7/14/2013
	5/24/2004	50,000				$28.11	5/24/2014
	7/19/2005	34,000				$37.38	7/19/2015
	7/18/2006	33,000				$27.52	7/18/2016
	7/17/2007	24,750		8,250		$35.38	7/17/2017
	9/19/2007	6,750		2,250		$36.21	9/19/2017	1,500	$40,860
	7/22/2008	7,500		7,500		$27.25	7/22/2018	2,000	$54,480
	7/21/2009							9,000	$245,160
	9/22/2009	6,250		18,750		$24.52	9/22/2019
	8/27/2010			32,000		$22.81	8/27/2020	8,000	$217,920

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)

Judith Newman	12/18/2001	10,000		$42.85	12/18/2011
	7/18/2002	20,000		$36.23	7/18/2012
	7/14/2003	5,000		$27.46	7/14/2013
	5/24/2004	50,000		$28.11	5/24/2014
	9/20/2005	25,000		$36.92	9/20/2015
	9/19/2006	6,800		$29.74	9/19/2016
	7/17/2007	15,000	5,000	$35.38	7/17/2017
	9/19/2007	6,750	2,250	$36.21	9/19/2017	1,500	$40,860
	5/20/2008	75,000	25,000	$29.81	5/20/2018
	7/22/2008	7,500	7,500	$27.25	7/22/2018	2,000	$54,480
	7/21/2009					9,000	$245,160
	8/27/2010		16,000	$22.81	8/27/2020	8,000	$217,920
Andrew S. Hedden	12/16/2008	50,000	50,000	$16.48	12/16/2018
	7/21/2009					5,250	$143,010
	8/27/2010		10,000	$22.81	8/27/2020	5,000	$136,200

(1)	All stock options that were granted in fiscal 2011, 2010, 2009 and 2008 vest in 25% increments beginning with the first anniversary of the date of grant.

(2)

For restricted stock units granted in fiscal 2011, 2010, 2009 and 2008, 25% of the grant vests thirteen months after the grant date and the remaining 75% vests in equal increments on the 2nd, 3rd and 4th anniversaries of the grant date. The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $27.24, the closing price of the Common Stock on NASDAQ on May 31, 2011.

(3)	Represents a grant of Class A Options.

OPTION EXERCISES AND STOCK VESTED

          The following table shows the number of shares of Common Stock acquired during fiscal 2011 upon the exercise of stock options and upon vesting of restricted stock units:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(1) ($)

Richard Robinson	0	$0	0	$0
Maureen O’Connell	0	$0	7,750	$184,703
Margery Mayer	0	$0	5,500	$133,740
Judith Newman	0	$0	6,350	$156,299
Andrew S. Hedden	0	$0	1,750	$39,638

(1)

In accordance with SEC rules, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates. Ms. O’Connell and Ms. Mayer each had 1,500 RSUs and Ms. Newman had 2,350 RSUs vest on September 20, 2010 and the closing price on that date was $26.54. Also, Ms. O’Connell, Ms. Mayer and Ms. Newman each had 1,000 RSUs vest on July 22, 2010 and the closing price on that day was $25.98. On August 23, 2010, Ms. O’Connell, Ms. Mayer, Ms. Newman and Mr. Hedden each had 5,250, 3,000, 3,000 and 1,750 RSUs vest, respectively, and the closing price on that date was $22.65.

Pension Plan

          Prior to June 1, 2009, the Company maintained the Scholastic Corporation Cash Balance Retirement Plan for substantially all of its employees based in the United States including the Named Executive Officers (the “Retirement Plan”). Effective as of June 1, 2009, the Retirement Plan closed to new participants and accrual of future benefits under the Plan stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. Interest on the account balances is accrued monthly based on the average rate for one-year United States Treasury Bills plus 1.0%. Participants in the Retirement Plan became fully vested in their accrued benefits upon completion of three years of service. Vested retirement benefits are payable in the form of a lump-sum or annuity payment upon retirement, termination, death or disability.

          The Retirement Plan had been amended and restated to a cash balance plan effective June 1, 1999. All plan participants as of July 1, 1998 who were at least age 50 as of June 1, 1999 were given the option to remain under a modified version of the Retirement Plan’s benefit formula used prior to such amendment and restatement (the “Prior Benefit Formula”). Effective June 1, 2009, accrual of future benefits under the Prior Benefit Formula also stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. Mr. Robinson elected to continue participation under the Prior Benefit Formula, which, prior to June 1, 2009, provided covered participants with retirement benefits based upon career average compensation. Individual participant contributions are not required and the Company makes all required contributions. The Prior Benefit Formula provides for an annual benefit payable at retirement equal to, for each year of credited service, 1.5% of that portion of the participant’s basic annual compensation up to $13,650, plus 2.0% of that portion of the participant’s basic annual compensation in excess of $13,650. At July 1, 2011, Mr. Robinson had earned an estimated annual benefit payment using the Prior Benefit Formula of $57,797, which is net of the benefit transferred to his former spouse pursuant to a matrimonial agreement. In 2007, Mr. Robinson reached age 70.5, and, as required by law, on April 1, 2008 he began receiving the benefit he accrued through January 1, 2008 under the Retirement Plan.

          The following table sets forth the years of credited service, the present value of benefits accumulated and any payments received during the last fiscal year by each of the Named Executive Officers under the Retirement Plan, in each case computed as of May 31, 2011, the same measurement date as used in the Consolidated Financial Statements included in the Annual Report.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)

Richard Robinson	Scholastic Corporation Cash Balance Retirement Plan	47	$638,757	(2)	$74,474	(3)
Maureen O’Connell	Scholastic Corporation Cash Balance Retirement Plan	2	$4,092	(2)	$0
Margery Mayer	Scholastic Corporation Cash Balance Retirement Plan	19	$95,117	(2)	$0
Judith Newman	Scholastic Corporation Cash Balance Retirement Plan	16	$82,922	(2)	$0
Andrew S. Hedden	Scholastic Corporation Cash Balance Retirement Plan	0	$0	(4)	$0

(1)

The valuation method and material assumptions used in determining pension benefits and obligations can be found in Note 1 of Notes to “Consolidated Financial Statements” included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)	Pay earned and service credited after June 1, 2009 will not be considered in determining the Named Executive Officer’s benefit as the Retirement Plan was frozen as of that date.

(3)

Mr. Robinson’s benefits include $58,650 accumulated under the Prior Benefit Formula and $15,824 paid from an annuity issued by Liberty Mutual Insurance Company for participant benefits accrued under a prior retirement plan which terminated in May 1985.

(4)	Mr. Hedden did not meet the minimum service period prior to the plan freeze.

          The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements, which relate solely to the MSPP, during fiscal 2011 and the balances thereunder at May 31, 2011.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in the Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year End ($)(2)

Richard Robinson	$1,261,484	$3,220,830
Maureen O’Connell	$184,531	$565,693
Margery Mayer	$24,268	$242,109
Judith Newman	$0	$383,784
Andrew S. Hedden	$346,011	$557,712

(1)

The amounts shown represent fiscal 2010 MIP/EPIP bonus amounts that were to be paid in fiscal 2011 but were deferred at the Named Executive Officer’s election and invested in RSUs under the MSPP. Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman and Mr. Hedden each elected to invest 100%, 25%, 5%, 0% and 100%, respectively, of his or her bonus. The purchase of the RSUs was made on September 1, 2010.

(2)

Represents the value of all RSUs held by the Named Executive Officer under the MSPP at May 31, 2011 and was calculated by multiplying the number of RSUs held by $27.24, the closing price of the Common Stock on NASDAQ on such date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

          The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers in connection with a termination of employment or change-in-control under the Company’s compensation plans and individual agreements. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination or change-in-control event occurred on May 31, 2011, with the closing sale price per share of the Common Stock on that date of $27.24. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. The calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above. Of the Named Executive Officers, as of May 31, 2011, Mr. Robinson, Ms. Mayer and Mr. Hedden were of retirement age for all of their option and restricted stock unit grants received pursuant to the 2001 Plan prior to July 21, 2009, when retirement age was defined as age 55 or older, and for all grants received on or after July 21, 2009, when the definition of retirement changed to age 55 plus 10 years of continuous employment service, with the exception of Mr. Hedden in respect of his grant of restricted stock units on July 21, 2009 and his grant of stock options and restricted stock units on August 24, 2010. As of May 31, 2011, under the MSPP, Mr. Robinson, Ms. Mayer and Mr. Hedden were of retirement age, which was defined for purposes of the MSPP as age 55 or older, until the most recent amendment effective on September 21, 2011, which changed the definition of retirement. Ms. O’Connell and Ms. Newman are not eligible for retirement under any of the Company’s equity plans. The Company generally does not enter into employment contracts with its executives and does not have a general severance policy applicable to all employees. Accordingly, the Named Executive Officers are entitled to benefits upon termination of their employment or a change-in-control only as provided for in respect of stock options and restricted stock units previously granted under the 2001 plan (or, in the case of a portion of Mr. Robinson’s grants, under the Class A Plan) and previously purchased RSUs under the MSPP.

          409A Limitations. In compliance with Code Section 409A, an executive who is a “specified employee” (one of the 50 most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

MSPP Plan

          As described in “Compensation Discussion and Analysis—Other Equity-Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments under the MIP and EPIP (as described under “Compensation Discussion and Analysis—Annual Performance-Based Cash Bonus Awards” above), through the purchase of RSUs under the MSPP. The amounts deferred with respect to bonuses received for fiscal 2010 but paid and deferred in fiscal 2011 are included in the “Nonqualified Deferred Compensation Table” above. The following table describes the payment provisions for RSUs under the terms of the MSPP, including upon the voluntary or involuntary termination of employment of the executive participating in the plan (a “Participant”) or a change-in-control.

Status of RSU	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement(1)	Death or Disability	Change-in- Control

Vested RSUs	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.

Unvested RSUs	RSUs are forfeited and participants receive cash equal to the lesser of the fair market value of the underlying stock or the purchase price of the unvested RSUs.

RSUs are forfeited and participants receive a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs, with the number of full years of employment since purchase as the numerator and 3 as the denominator, and the remainder is paid in cash at the lesser of the purchase price of the unvested RSUs or the fair market value of the number of shares underlying the unvested RSUs on the date of termination.

			Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock.

(1)

Under the terms of the MSPP, for all RSUs purchased prior to September 21, 2011, the definition of normal retirement is age 55 or older and for all RSUs that will be purchased after September 21, 2011, the definition of normal retirement is age 55 or older and 10 years of employment.

Equity Incentives

          As described in “Compensation Discussion and Analysis—Options to Purchase Common Stock and Restricted Stock Units” above, the Company has granted to its Named Executive Officers, with the exception of Mr. Robinson who has received only stock options, a combination of stock options and restricted stock units as part of its long-term compensation program.

          The following table illustrates the payment provisions upon termination or a change-incontrol for stock options and restricted stock units under the 2001 Plan in effect at May 31, 2011.

Type of equity	Voluntary Termination	Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability	Change-in- Control

Non-qualified stock options granted before July 21, 2009	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has three years to exercise vested options. Retirement defined as age 55 or older.	Vesting accelerates. Participant or his estate has one year to exercise vested options.	Vesting accelerates. All other terms of stock options apply.

Non-qualified stock options granted on or after July 21, 2009	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options shall continue to vest. Participant has three years from the date of retirement to exercise vested options. Retirement defined as 55 years old and 10 years employment.	Vesting accelerates. Participant or his estate has one year to exercise vested options.	Vesting accelerates. All other terms of stock options apply.

Restricted Stock Units (RSUs) granted before July 21, 2009	Unvested RSUs are forfeited.	All RSUs expire as of the date of termination.	Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock. Retirement defined as age 55 or older.	Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock.

Restricted Stock Units (RSUs) granted on or after July 21, 2009	Unvested RSUs are forfeited.	All RSUs expire as of the date of termination.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock. Retirement defined as 55 years old and 10 years employment.	Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock.

          The following table illustrates the payment provisions upon termination or a change-in-control of stock options under the Class A Plan.

Type of equity	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability	Change-in- Control

Non-qualified stock options	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has three years to exercise vested options.	Vesting of options accelerates. Participant or his estate has one year to exercise vested options.	Vesting accelerates. All other terms of stock options apply.

          The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his or her beneficiary or estate) would have been entitled to receive if his or her employment had terminated or a change-in-control had occurred on May 31, 2011 under any severance arrangements, the MSPP, the 2001 Plan and, in the case of a portion of Mr. Robinson’s outstanding stock options, the Class A Plan. The amounts shown assume that termination or the change-in-control was effective as of May 31, 2011, and include amounts earned through such time and estimates of the amounts which could otherwise have been paid out to the Named Executive Officers at that time. The actual amounts which would be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company or at the time of the change-in-control. Annual bonuses are discretionary and are therefore omitted from the table. As previously indicated, the calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above.

Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control ($)(1)

Richard Robinson
MSPP(2)	$2,025,744	$2,025,744	$2,258,600	$3,220,830	$3,220,830	$3,220,830
Class A Plan stock options(3)	$0	$0	$0	$0	$0	$0
2001 Plan stock options(3)	$494,375	$494,375	$494,375	$2,808,125	$3,085,000	$3,085,000
Total	$2,520,119	$2,520,119	$2,752,975	$6,028,955	$6,305,830	$6,305,830
Maureen O’Connell
MSPP(2)	$353,838	$353,838	$420,402	n/a	$565,693	$565,693
2001 Plan restricted stock units(4)	$0	$0	$95,340	n/a	$851,250	$851,250
2001 Plan stock options(3)	$0	$0	$0	n/a	$106,320	$106,320
Total	$353,838	$353,838	$515,742	n/a	$1,523,263	$1,523,263
Margery Mayer
MSPP(2)	$213,277	$213,277	$221,061	$242,109	$242,109	$242,109
2001 Plan restricted stock units(4)	$0	$0	$95,340	$558,420	$558,420	$558,420
2001 Plan stock options(3)	$17,000	$17,000	$17,000	$174,320	$209,760	$209,760
Total	$230,277	$230,277	$333,401	$974,849	$1,010,289	$1,010,289
Judith Newman
MSPP(2)	$359,260	$359,260	$373,835	n/a	$383,784	$383,784
2001 Plan restricted stock units(4)	$46,308	$46,308	$141,648	n/a	$604,728	$604,728
2001 Plan stock options(3)	$0	$0	$0	n/a	$70,880	$70,880
Total	$405,568	$405,568	$515,483	n/a	$1,059,392	$1,059,392
Andrew S. Hedden
MSPP(2)	$346,011	$346,011	$346,011	$557,712	$557,712	$557,712
2001 Plan restricted stock units(4)	$0	$0	$0	n/a	$279,210	$279,210
2001 Plan stock options(3)	$538,000	$538,000	$538,000	$1,076,000	$1,120,300	$1,120,300
Total	$884,011	$884,011	$884,011	$1,633,712	$1,957,222	$1,957,222

(1)	See “Change of Control Arrangements for Certain Class A Stockholders” for a discussion of certain rights of first refusal with respect to shares of Class A Stock in the event of a change-in-control.

(2)

All amounts represent the payout of the RSUs held under the MSPP based on the closing price of the Company’s Common Stock on May 31, 2011 of $27.24 per share. Under the terms of the MSPP, all unvested RSUs become vested upon retirement, death/disability or a change-in-control and the number in those columns represents the payout of the RSUs as if such were fully vested. In the case of termination for cause and voluntary termination, the value is the sum of the closing price of $27.24 per share multiplied by the vested RSUs and, for the unvested RSUs, the lower of the sum of the purchase price of the unvested RSUs or the closing price of $27.24 multiplied by the unvested RSUs. In the case of involuntary termination, the value is the sum of the vested RSUs and a portion of the unvested RSUs (based upon the number of full years since purchase divided by three) multiplied by the closing price of $27.24 and the purchase price of the remaining unvested RSUs.

(3)

Under the terms of the 2001 Plan and the Class A Plan, in the event of a merger or consolidation or other change-in-control, the Company has the ability to accelerate the vesting of unvested stock options. Accordingly, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officer’s death/disability, the vesting of unvested options is accelerated. Most of the stock options granted to the Named Executive Officers, with the exception of the options granted to Mr. Hedden and a small portion of the grants to the other Named Executive Officers, are underwater, i.e., the exercise price is greater that the closing price on May 31, 2011, so there is no value for any of such underwater stock options.

(4)

All amounts represent the payout of the restricted stock units held under the 2001 Plan based on the closing price of the Company’s Common Stock on May 31, 2011 of $27.24 per share. Under the terms of the 2001 Plan, all unvested restricted stock units become vested upon retirement, death/disability or a change-in-control (see note (3) above) and the number in those columns represents the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2001 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause. In the case of an involuntary termination, for restricted stock units granted before July 21, 2009, the vesting is accelerated and for restricted stock units granted after July 21, 2009, the unvested restricted stock units are forfeited.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding the Company’s equity compensation plans at May 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation plans approved by security holders Common Stock	3,905,866	$29.62	1,324,857	(1)
Class A Stock	1,499,000	$32.02	0
Equity Compensation plans not approved by security holders Common Stock	—	—	—
Class A Stock	—	—	—

Total	5,404,866	$30.28	1,324,857

(1)

Includes 342,940 shares of Common Stock under the ESPP; 201,128 shares of Common Stock under the MSPP; and 409,189 shares of Common Stock available at May 31, 2011 under the 2001 Plan, which Plan expired on July 17, 2011, and 371,600 shares of Common Stock under the 2007 Plan, which may be issued upon the exercise of stock options or as restricted stock units. This number does not reflect the proposed increase in Common Stock under the MSPP discussed under Proposal 3.

Stock Ownership Guidelines

          The HRCC adopted the Scholastic Corporation Senior Management Stock Ownership Guidelines (the “Stock Ownership Guidelines”) in 2002. The Stock Ownership Guidelines require certain members of senior management, including the Named Executive Officers, to maintain certain specified ownership levels of the Common Stock of the Company, based on a multiple of annual base salary, exclusive of bonuses or other forms of special compensation. The multiple applicable to the Chief Executive Officer is three times annual base salary and the multiple applicable to the other Named Executive Officers is two times annual base salary. The Stock Ownership Guidelines originally provided that, with respect to each person subject to them, they would be phased in over a five year period, which was subsequently extended to six years by the HRCC. For purposes of determining compliance with the Stock Ownership Guidelines, Common Stock includes all Common Stock and securities based on the value of Common Stock acquired through participation in any of the Company’s incentive, retirement or stock purchase plans, but excluding options to purchase Common Stock. At May 31, 2011, all of the Named Executive Officers who were not within the current six year phase-in period were in compliance with the Stock Ownership Guidelines with the exception of Ms. Newman, who was at approximately 97% of her required level of ownership.

MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1:
ELECTION OF DIRECTORS

          The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of less than three nor more than fifteen directors. The current Board consists of eleven directors.

          The Board has nominated the eleven persons listed below under the sections captioned “Nominees for Election by Holders of Class A Stock” and “Nominees for Election by Holders of Common Stock” for election at the Annual Meeting to serve as directors of the Company until the next annual meting of stockholders and until their respective successors are elected and qualified, or until their earlier retirement, resignation or removal.

          Proxies are solicited in favor of the eight nominees to be elected by the Class A Stockholders and the three nominees to be elected by the holders of the Common Stock, and it is intended that the proxies will be voted for such nominees unless otherwise specified. Should any one or more of the nominees become unable to serve for any reason, unless the Class A Stockholders provide for a lesser number of directors, the persons named in the enclosed proxy may act with discretionary authority in respect of the election of a substitute nominee or nominees. The Board has no reason to believe that any nominee will be unable to serve.

Recommendation

          The Board recommends that Class A Stockholders vote FOR each of the eight nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

          The Board recommends that holders of Common Stock vote FOR each of the three nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

Name	Principal Occupation or Employment	Age	Director Since*

Richard Robinson	Chairman of the Board, President and Chief Executive Officer of the Company	74	1971

John L. Davies	Private Investor, Washington D.C.	61	2000

Andrew S. Hedden	Executive Vice President, General Counsel and Secretary of the Company	70	1991

Mae C. Jemison	President and Founder, The Jemison Group, Inc., Houston, TX	54	1993

Peter M. Mayer	President, The Overlook Press/Peter Mayer Publishers, Inc., New York, NY	75	1999

Augustus K. Oliver	Managing Member, Oliver Press Partners, LLC, New York, NY	61	1995

Richard M. Spaulding	Former Executive Vice President of the Company	74	1974

Margaret A. Williams	Partner, Griffin Williams LLC, Washington, D.C.	56	2010

Nominees for Election by Holders of Common Stock

Name	Principal Occupation or Employment	Age	Director Since*

James W. Barge	Executive Vice President, Chief Financial Officer, Viacom Inc., New York, NY	56	2007

Marianne Caponnetto	Independent Consultant and Strategic Advisor, Bedford, NY	60	2010

John G. McDonald	The Stanford Investors Professor, Graduate School of Business, Stanford University, Palo Alto, CA	74	1985

*	The dates set forth above indicate the date such director was elected as a director of the Company or its predecessor entity.

          Richard Robinson. Mr. Robinson has served as Chairman of the Board of the Company and/or Scholastic Inc. since 1982, as Chief Executive Officer since 1975 and as President since 1974. He has held various executive management and editorial positions with the Company since joining in 1962.

          John L. Davies. Mr. Davies is a private investor. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000. He was also a director of Tickets.com Inc. until March 2005 when it became a private company.

          Andrew S. Hedden. In December 2008, Mr. Hedden joined the Company as its Executive Vice President, General Counsel and Secretary. Mr. Hedden was a partner of the law firm of Baker & McKenzie LLP from 2005 to November 2008, having previously been a partner with the law firm of Coudert Brothers LLP from 1975 to 2005.

          Mae C. Jemison. Dr. Jemison is a physician and the President of The Jemison Group, a technology consulting company, and chair and founder of the Dorothy Jemison Foundation for Excellence, as well as the founder of Biosentient Corporation. Dr. Jemison was a professor of Environmental Studies at Dartmouth College from 1996-2002. She served as a National Aeronautics and Space Administration (NASA) astronaut from 1987 to 1993 and was a member of the Space Shuttle Endeavour Flight in September 1992. She is a director and a member of the Management and Compensation Committee of Kimberly-Clark Corporation, a director and a member of the Audit Committee of Valspar Corporation and, from 2004 to 2007, was also a board member of Gen-Probe Incorporated. Dr. Jemison is a member of the National Academy of Sciences Institute of Medicine, a member of the Morehouse College Board of Trustees, a member of the Texas Medical Center Board of Directors, a member of the Greater Houston Partnership Board, an organization formed for the purpose of stimulating the local Houston economy, and the Chair of its Disaster Prevention and Recovery Task Force. Also, Dr. Jemison was an official US Public Delegate to the 55th United Nations Commission on the Status of Women.

          Peter M. Mayer. Mr. Mayer has been President of The Overlook Press/Peter Mayer Publishers, Inc. since 1997. Since 2003, Mr. Mayer has also been the President of Duckworth Publishers in the United Kingdom. From 1978 to 1996, he was Chairman of the Board and Chief Executive Officer of the Penguin Group Companies, overseeing its operations in the United States, the United Kingdom, Canada, Australia, New Zealand, The Netherlands and India. From 1976 to 1978, he was President and Publisher of Pocket Books. He has also served as Editor-in-Chief, Publisher and President of Avon Books.

          Augustus K. Oliver. Mr. Oliver has been a Managing Member of Oliver Press Partners, LLC, an investment advisor, since 2005. Mr. Oliver also has been a Senior Managing Director of WaterView Advisors LLC, a private equity investment firm, since 1999. Mr. Oliver is the grandson of a former Chairman of the Board of Directors of Scholastic Inc. He is a director of Comverse Technology Inc. and the Phoenix Companies, Inc. He was a director of Emageon, Inc. until April 4, 2009, when it became a private company.

          Richard M. Spaulding. Mr. Spaulding retired from Scholastic in fiscal 2008 and held various executive management positions with the Company since joining in 1960, including as Executive Vice President from 1974 to 2004.

          Margaret A. Williams. Ms. Williams is a partner and founder of Griffin Williams LLC, a management consulting firm established in 2005. The firm helps public and private clients navigate challenges dealing with transition, change and communication. From 2001-2004, she managed the Clinton Foundation, including the launch of its signature HIV/AIDS initiative. She has held several communications management positions including Director of Communications for the Center on Budget and Policy Priorities and the Children’s Defense Fund. From 1993-97, Ms. Williams served concurrently as an Assistant to President Clinton and Chief of Staff to First Lady Hillary Clinton. She is a trustee of the Rhode Island School of Design and a Director of the Clinton Foundation HIV/AIDS Initiative (CHAI), and, from 2000 to 2007, she was a director of Delta Financial Corp.

          James W. Barge. Mr. Barge is the Executive Vice President, Chief Financial Officer of Viacom Inc., a position he was appointed to in October 2010, having served as its Executive Vice President, Controller, Tax and Treasury since January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, most recently as the Area Industry Leader of the Consumer Products Group and, prior to that, as a partner in its National Office, where he was responsible for the resolution of SEC, accounting and reporting issues. Mr. Barge is a member of the Advisory Council for the SEC Institute, as well as a Distinguished Practitioner Lecturer for the Terry College of Business at the University of Georgia.

          Marianne Caponnetto. Since 2008, Ms. Caponnetto has been an independent consultant and strategic advisor to a range of technology, digital marketing/media, mobile, start-up and venture capital firms. From 2006 to 2008, she was the Chief Sales and Marketing Officer at DoubleClick Inc., an online advertising company acquired by Google Inc. in 2008. From 1994 to 2005, Ms. Caponnetto held several marketing, digital media and sales management roles at IBM, ultimately as the Vice President, Global Media and Entertainment Industry. Prior to IBM, Ms. Caponnetto led Strategic and Corporate Marketing for Dow Jones & Co., and managed several major agency media departments. She has served on media and advertising industry boards and has been active on several private and non-profit company boards. Ms. Caponnetto is a graduate of the University of California, Berkeley.

          John G. McDonald. Professor McDonald joined the faculty of Stanford University Graduate School of Business, where he is The Stanford Investors Professor, in 1968. Professor McDonald serves on the Boards of Directors of Plum Creek Timber Co., iStar Financial, Inc., QuinStreet, Inc. and thirteen mutual funds managed by Capital Research and Management Co. From 1999 to May 2010, he was a director of Varian, Inc., which was acquired by Agilent Technologies Inc. in May 2010.

          The Board and the Nominating and Governance Committee believe that the diverse backgrounds and experience of the current members of the Board, as described below, combine to provide the Company with the perspectives and judgment needed to provide the necessary guidance and oversight of the Company’s business and strategies. The qualifications of the members of the Board include:

Richard Robinson

•	Executive, business and operational experience as the Company’s Chairman since 1982, CEO since 1975 and President since 1974.

•	Demonstrated leadership skills, business expertise and commitment to the Company’s mission.

•	Son of the Company’s founder and principal shareholder of the Company.

•

Substantial knowledge of and experience in publishing of books, magazines and digital programs for trade, consumer and educational markets, as well as experience in direct marketing, e-commerce and the development and sale of educational technology products and services.

John L. Davies

•	Substantial media industry knowledge and executive, marketing, business and operational experience as a former Senior Vice President of AOL.

•	Significant international experience as the founder of AOL International.

•	Investor and shareholder in several public and privately held companies.

Andrew S. Hedden

•	Management and legal experience as the chief legal officer of the Company.

•	Significant transactional and compliance experience through previous partnership positions with two international law firms.

•	Extensive legal, regulatory and policy experience.

Mae C. Jemison, M.D.

•	Significant entrepreneurial and business startup experience.

•	Significant international experience, particularly in emerging and developing countries.

•	Extensive education experience (elementary, high school and especially college) in the areas of science, technology, engineering and mathematics (STEM) literacy.

•	Substantial board and committee experience as an independent director of several publicly held companies.

•	Scientific and technology experience contributing towards the mission of the Company, including product innovation and strategy.

•	Diverse private and public roles in a broad range of other activities.

Peter M. Mayer

•	Executive, business and operational publishing experience as a former Chairman of the Board and Chief Executive Officer of Penguin Group Companies.

•	Over thirty years of executive and management experience in the publishing field.

•	Substantial additional industry experience and product knowledge as the founder of his own trade publishing company.

•	Membership on numerous industry boards and recipient of various honors in publishing.

Augustus K. Oliver

•	Substantial private equity and investment experience, most recently as a managing director of Oliver Press Partners, LLC.

•	Audit committee and compensation committee experience, including serving as Chairman of the Company’s Audit Committee.

•	Based on extensive business and investment experience, determined to be “an audit committee financial expert.”

•

Significant board experience with other public companies, including serving as a current director of Comverse Technologies and Phoenix Companies, Inc., as well as serving as the Company’s Lead Independent Director.

•	Longstanding family commitment to the Company and its mission.

Richard M. Spaulding

•	Significant executive, business and operational experience as a former Executive Vice President of the Company.

•	Substantial product and strategic marketing expertise and a deep understanding of the Company’s businesses, strategies, customers and mission.

•	Longstanding personal commitment to Company and knowledge of its historical growth and development.

Margaret A. Williams

•	Significant experience with the political process, as well as diverse activities in the public sphere.

•

Extensive experience as a consultant, with significant communications expertise involving communication with many constituencies, including children, parents and teachers, the Company’s primary customer base.

•	Through prior independent consulting assignments has acquired a deep understanding of the Company, its mission and its strategic vision.

•	Extensive experience as a crisis communication strategist.

•	Significant experience in organizational and transitional management issues as advisor to corporate and nonprofit clients.

•	Trustee or director of educational organizations.

James W. Barge

•	Extensive understanding of accounting, financial operations, treasury, tax, risk management and finance matters for multinational media companies.

•	Broad financial experience, including experience as a certified public accountant.

•	Significant experience in financial reporting and accounting and financial control matters involving publicly traded companies.

Marianne Caponnetto

•	Significant experience in digital marketing and media initiatives relevant to the Company’s strategic plan for the development and marketing of its digital properties.

•	Extensive marketing expertise gained through numerous management positions focused on the marketing and sales of technology (especially digital technologies) across a broad range of media.

•	Broad range of global operating experience with major corporations in media and advertising and technology.

John G. McDonald

•

Substantial board experience as an independent director of Plum Creek Timber, iStar Financial, Inc., QuinStreet, Inc. and thirteen mutual funds managed by Capital Research and Management Co. and former director of Varian, Inc.

•	Extensive knowledge of and experience in finance and capital markets.

•	Significant experience in the analysis of strategic investment opportunities.

•	More than 40 years experience as a professor at the Stanford University Graduate School of Business.

Board Leadership Structure and Risk Oversight

          The Board of Directors has adopted a structure whereby the Chief Executive Officer and principal stockholder of the Company, Mr. Richard Robinson, is the Chairman of the Board. The Board believes that having Mr. Robinson as Chairman provides strong leadership for the Board and critical thinking with respect to the Company’s strategy and performance and helps ensure that shareholder interests are well represented during Board deliberations. The Board considers the Chief Executive Officer’s participation to be important to make information and insight about the Company’s business and its operations directly available to the directors in their deliberations. In the context of this structure, the Board has also approved the formal designation of a Lead Independent Director, as discussed under “Lead Independent Director” below.

          The Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks, communicates with management about these processes and receives regular reports from each of its committees concerning, among other things, risks arising within its areas of responsibility. To facilitate the Board’s risk oversight, the Board has delegated certain functions (including the oversight of risks related to these functions) to various Board committees. The Audit Committee generally evaluates the risks related to the Company’s financial reporting process and oversees the Company’s general risk management processes. The Human Resources and Compensation Committee evaluates the risks presented by the Company’s compensation programs and takes into account these risks when making compensation decisions. The Nominating and Governance Committee evaluates whether the Board has the requisite core competencies to respond to the risks that the Company faces. The roles and responsibilities of these committees are discussed in more detail below. Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Meetings of the Board and its Committees

          Five regular meetings and one special meeting of the Board were held during the 2011 fiscal year. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the 2011 fiscal year by all standing committees of the Board of which they were a member.

          The Board has seven standing committees: Audit; Executive; Human Resources and Compensation; Stock Grant; Nominating and Governance; Retirement Plan; and Strategic Planning. All members of the Audit, Human Resources and Compensation, Nominating and Governance and Stock Grant Committees are independent directors, as defined under NASDAQ listing standards. All committee members are appointed by the Board on an annual basis each September. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, investor.scholastic.com. The duties and responsibilities of all the Board committees are reviewed regularly and are outlined below.

          Executive Committee. Richard Robinson (Chairperson), Peter M. Mayer, Augustus K. Oliver and Richard M. Spaulding are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. All actions taken by the Executive Committee are submitted for ratification by the Board. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2011.

          Audit Committee. Augustus K. Oliver (Chairperson), James W. Barge and John L. Davies are the current members of the Audit Committee. Each member of the Audit Committee is independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Oliver and Mr. Barge qualify as designated financial experts based upon their business and professional experience as described previously in this proxy statement. The Audit Committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Audit Committee also appoints the Company’s independent auditors and pre-approves any non-audit services to be provided by such auditors, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the Company’s internal and independent auditors the overall scope and plans for their respective audits and meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held six meetings during the fiscal year ended May 31, 2011.

          Human Resources and Compensation Committee. John L. Davies (Chairperson), Marianne Caponnetto, Peter M. Mayer and John G. McDonald are the current members of the Human Resources and Compensation Committee. Each member of the Human Resources and Compensation Committee (“HRCC”) is independent, as defined under NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Section 162 (m) of the Code and Rule 16b-3 under the Exchange Act. For a description of the duties and responsibilities of this committee, see “Corporate Governance—HRCC and SGC Procedures” below. The HRCC held five meetings during the fiscal year ended May 31, 2011.

          Stock Grant Committee. John G. McDonald (Chairman), Marianne Caponnetto, John L. Davies, and Peter M. Mayer are the current members of the Stock Grant Committee (“SGC”). Each member of the SGC is independent, as defined under NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. The SGC authorizes and approves grants, awards or issuances of stock options, restricted stock, restricted stock units or other rights under the Company’s stock-based compensation plans. For a further description of these duties, see “Corporate Governance—HRCC and SGC Procedures” below. The SGC held six meetings during the fiscal year ended May 31, 2011.

          Nominating and Governance Committee. James W. Barge (Chairperson), Mae C. Jemison and Richard M. Spaulding are the current members of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent, as defined under NASDAQ listing standards. The Nominating and Governance Committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. The Nominating and Governance Committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the Guidelines and the content of the Guidelines annually and, when appropriate, recommends updates and revisions of the Guidelines to the Board. In addition, the Nominating and Governance Committee oversees the Board self-assessment process. The Nominating and Governance Committee held four meetings during the fiscal year ended May 31, 2011.

          Retirement Plan Committee. Richard M. Spaulding (Chairperson), Andrew S. Hedden, Mae Jemison and Augustus K. Oliver are the current members of the Retirement Plan Committee. The Retirement Plan Committee acts on behalf of the Board in its capacity as settlor of the trusts underlying the Retirement Plan and the 401(k) Plan (collectively the “Plans”) and with respect to the powers enumerated therein, including the power to amend or terminate the Plans. The Retirement Plan Committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the Plans, and approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the Plans. Furthermore, the Retirement Plan Committee, which reports its actions to the Board, oversees the policies and practices related to the Plans and evaluates the Company’s overall retirement benefit plan philosophy, in terms of the Company and competitively within the publishing industry, as well as the investment performance under the Plans. The Retirement Plan Committee held three meetings during the fiscal year ended May 31, 2011.

          Strategic Planning Committee. Mae C. Jemison (Chairperson), Peter M. Mayer, Richard M. Spaulding and Margaret A. Williams are the current members of the Strategic Planning Committee. The Strategic Planning Committee advises the Company’s management on achieving and implementing its strategic plan and reports its findings to the Board. One meeting of the Strategic Planning Committee was held during the fiscal year ended May 31, 2011.

Corporate Governance

          As part of the Company’s corporate governance practices, the Board has adopted the Scholastic Corporation Corporate Governance Guidelines, which are summarized below. The full text of the Company’s Corporate Governance Guidelines is available in the Investor Relations section of the Company’s website, investor.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012, Attention: Corporate Secretary. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee Charters, which have all been approved by the Board, are vital to securing the confidence of Scholastic’s stockholders, customers, employees, governmental authorities and the investment community.

          Independent Directors. Scholastic’s Corporate Governance Guidelines provide for a board of ten to fifteen directors and require a majority of independent directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board has determined that all of its current directors are independent, as defined in the NASDAQ listing standards, other than Mr. Robinson, Mr. Hedden and Ms. Williams. Mr. Robinson and Mr. Hedden are executive officers of the Company. Ms. Williams, as a partner in a consulting firm, Griffin Williams LLC, does not qualify as independent at the current time because her consulting firm received compensation from consulting assignments for the Company during the past three years in excess of $120,000. Neither Ms. Williams nor her consulting firm has received any such fees since she became a Board member.

          Lead Independent Director. In May 2010, the Board of Directors amended the Company’s Corporate Governance Guidelines to formally provide for a Lead Independent Director. For many years, the independent directors have met in executive session, generally at the beginning of each Board meeting when any of the members desired such a meeting. At its May 2010 meeting, it was determined by the Board, upon recommendation of the Nominating and Governance Committee, that this process be formalized and provide for a Lead Independent Director in the Corporate Governance Guidelines, in view of the Company’s practice of combining the Chairman and Chief Executive Officer positions. Since the practice of holding executive sessions of the independent directors began, Mr. Oliver, at the request of the independent directors, had chaired the meetings and acted as the liaison between the independent directors and the Chairman and Chief Executive Officer, effectively fulfilling the role of a lead independent director. At the May 2010 Board meeting, the independent directors formally appointed Mr. Oliver as the Lead Independent Director pursuant to the new policy. The Board believes that, as the Chair of the Company’s Audit Committee and with his thorough understanding of the Company, Mr. Oliver is well-suited to lead the independent sessions of the Board in his capacity as Lead Independent Director. As described in the Company’s Corporate Governance Guidelines, the Lead Independent Director presides at executive sessions of the Board involving only the independent directors and serves as the liaison between the Chairman and Chief Executive Officer and the independent directors (unless the matter under consideration is within the jurisdiction of one of the Board’s committees). Among other matters, the independent directors, meeting in executive session, consider items they would like included in future Board agendas, the flow of information to directors, relevant Board corporate governance matters and any other topics or issues which any of the independent directors desire to raise in executive session. The Lead Independent Director is responsible for advising the Chairman and Chief Executive Officer of decisions reached or suggestions made at executive sessions.

          Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its Committees will be forwarded to the appropriate directors by the Corporate Secretary.

          Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills, competencies and characteristics of new directors, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and relevant business experience, as well as their appreciation of the Company’s mission, values and credo. In particular, the Board focuses on identifying the potential contribution any candidate can make to the diversity of backgrounds, experience and competencies which it desires to have represented on the Board. The Committee does not believe it is currently necessary or appropriate to adopt specific, minimum objective criteria for director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. Stockholders who wish to nominate candidates for election to the Board at the next annual meeting of stockholders must adhere to the dates and follow the procedures outlined in “Stockholder Proposals for 2012 Annual Meeting” set forth below. The Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. The Committee also considers such other relevant factors as it deems appropriate, including the balance of independent and non-independent directors, the need for Audit Committee or other relevant expertise, and the qualifications of other potential nominees. Although there is no specific policy regarding diversity, the Committee seeks to achieve diversification in the qualifications of nominees, such as different types of business or academic experience or expertise in different industries, professions and geographic areas.

          Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the Committees on which they serve, whether in person or by telephone. Management provides all directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed the materials for the meeting. As previously indicated, the Board regularly meets in executive session with only the independent directors present, and Mr. Oliver presides over those sessions as Lead Independent Director.

          Director Attendance at Company Annual Meetings. All directors are encouraged to attend the Company’s annual meetings of stockholders. All of the Company’s directors attended the annual meeting of stockholders held on September 22, 2010.

          Annual Self-Assessment. The Board makes an annual self-assessment of performance with a particular focus on overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process.

          Access to Management and Advisors. Directors have access to the Company’s management and, in addition, are encouraged to visit the Company’s facilities. As necessary and appropriate, the Board and its Committees may retain outside legal, financial or other advisors.

          Investment Expectations of Directors. Directors are encouraged to own Company stock in an amount that is appropriate for them, although the Company does not currently have any formal equity ownership requirements for members of the Board of Directors.

          Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors generally and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website, investor.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

          HRCC and SGC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to review regulatory developments that may impact the Company’s compensation arrangements and to consider amendments or modifications to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results for the most recent fiscal year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the MIP and EPIP for such year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. Also, at that meeting, the HRCC customarily determines the participants in the EPIP and establishes performance criteria for annual bonuses to be awarded under the MIP and EPIP for the current year. At its regular meeting in September, the HRCC customarily considers and approves any changes in base salary of senior executive officers.

          Under the Company’s current practice, equity-based compensation awards under the Company’s stock incentive plan then in effect are typically made at the scheduled July or September meeting of the SGC each year, which occurs shortly before the announcement of the Company’s earnings for its fiscal year or first fiscal quarter. Except in limited circumstances, the SGC does not generally grant equity awards to Named Executive Officers at other times during a given year and, in such cases, the grants would normally be made by the SGC at one of its other regularly scheduled meetings.

          All equity awards are made at fair market value on the date of grant, which is the date on which the SGC approves the grant. Under the 2001 Plan, as well the proposed 2011 Stock Incentive Plan, fair market value is deemed to be the average of the high and low market prices on the date of grant.

          The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. The compensation of the executive officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate. The forgoing practices are conducted with the assistance of the Company’s Human Resources Department.

          The HRCC has the authority and discretion to retain such external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants. The Company’s current executive compensation consultants, Pay Governance LLC, perform no services for the Company other than in relation to compensation matters.

          Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest, with the exception of legal fees paid to Baker & McKenzie LLP, a law firm of which Andrew S. Hedden, a director and executive officer of the Company, was a partner prior to joining the Company. The use of Baker & McKenzie for legal services has been and continues to be presented at regular intervals to the Audit Committee for its consideration and approval. The Company’s Code of Ethics, which sets forth standards applicable to all employees, officers and directors of the Company, generally prohibits transactions that could result in a conflict of interest. Any waiver of the Code of Ethics for any executive officer or director of the Company requires the approval of the disinterested members of the Board. Any such waiver would be disclosed on the Company’s website, investor.scholastic.com, or on a Current Report on Form 8-K filed with the SEC.

Director Compensation

          For fiscal 2011, each non-employee director of the Company (an “Outside Director”) was paid a cash annual retainer of $40,000 for his or her services as a director, a fee of $5,000 if he or she was the chairperson of a standing committee of the Board, except in the case of the chairpersons of the Audit Committee and the HRCC who each received a $10,000 fee, and an attendance fee of $1,500 for attendance at each Board or committee meeting, whether in person or telephonically. The Company reimburses directors for travel, lodging and related expenses they may incur in connection with their service as directors.

          Under the terms of the Scholastic Corporation 2007 Outside Directors’ Stock Incentive Plan (the “2007 Plan”), as approved by the Class A Stockholders at the Company’s 2007 Annual Meeting of Stockholders, an option to purchase 3,000 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant and 1,200 restricted stock units (“RSUs”) will be automatically granted each year to each Outside Director on the date of the annual meeting of stockholders. As a result, in fiscal 2011, each Outside Director was granted options to purchase 3,000 shares of Common Stock, at an exercise price of $25.61 per share, and 1,200 RSUs. The stock options become fully exercisable and the RSUs fully vest on the first anniversary of the date of grant. The stock options expire on September 22, 2020.

          Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and meeting fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship. During the fiscal year ended May 31, 2011, one director chose to defer 100% of his cash compensation under this plan. Interest expense accrued during fiscal 2011 on amounts deferred during fiscal 2011 under this plan was $2,051.

          The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2011.

DIRECTOR COMPENSATION

Fiscal Year 2011 Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Values and Non-qualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)	Total ($)

James W. Barge	$69,000	$30,732	$26,730	$0	$0	$126,462
Marianne Caponnetto	$45,000	$30,732	$26,730	$0	$0	$102,462
John L. Davies	$86,000	$30,732	$26,730	$0	$0	$143,462
Mae C. Jemison	$64,500	$30,732	$26,730	$0	$0	$121,962
Peter M. Mayer	$64,000	$30,732	$26,730	$0	$0	$121,462
John G. McDonald	$70,500	$30,732	$26,730	$2,051	$0	$130,013
Augustus K. Oliver	$69,500	$30,732	$26,730	$0	$0	$126,962
Richard M. Spaulding(5)	$63,000	$30,732	$26,730	$0	$20,000	$140,462
Margaret Williams	$49,000	$30,732	$26,730	$0	$0	$106,462

(1)

Richard Robinson, the Company’s Chairman, President and Chief Executive Officer, and Andrew S. Hedden, Executive Vice President and General Counsel, do not receive compensation for their service as a director.

(2)

Represents the aggregate grant date fair value of RSUs under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. Each Outside Director had 1,200 RSUs outstanding as of May 31, 2011 and the fair value of such RSUs on the grant date, computed in accordance with FASB ASC Topic 718, was $25.61 per share.

(3)

Represents the aggregate grant date fair value of stock options granted in fiscal 2011 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. For each Outside Director who received an option award during fiscal 2011, the fair value of such award on the grant date, computed in accordance with FASB ASC Topic 718, was $8.91 per share. At May 31, 2011, each of Messrs. Davies, Oliver, Mayer, McDonald and Dr. Jemison had 48,000 options outstanding, Mr. Barge had 12,000 options outstanding and Mr. Spaulding had 9,000 options outstanding, of which 3,000 were granted to him while he was an employee and 6,000 were granted to him as an Outside Director. Ms. Williams and Ms. Caponnetto each had 3,000 outstanding options.

(4)	The amount shown represents the interest accrued on all amounts previously deferred by the director under the Scholastic Corporation Directors’ Deferred Compensation Plan.

(5)

The amount shown in the “Other Compensation” column above, $20,000, represents compensation received by Mr. Spaulding pursuant to a consulting arrangement that he has with the Company, which was approved by the Audit Committee.

Involvement in Certain Legal Proceedings

          From 1975 to 2005, Andrew S. Hedden was a partner with Coudert Brothers LLP, a law firm which filed for Chapter 11 bankruptcy protection in the Southern District of New York Bankruptcy Court in September 2006.

          James W. Barge was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. In 2005, Time Warner entered into a settlement with the SEC relating to an SEC investigation of certain of its accounting and financial disclosure practices. In connection with this settlement, Mr. Barge, together with certain other individuals, also reached a settlement with the SEC pursuant to which he agreed, without admitting or denying the SEC’s allegations, to the entry of an administrative order in March 2005 that he cease and desist from causing violations or future violations of certain reporting provisions of the securities laws; however, he is not subject to any suspension, bar or penalty.

          From 2000 to 2007, Margaret A. Williams was a director of Delta Financial Corp., a consumer finance company which filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware in December 2007.

PROPOSAL 2:
APPROVAL OF THE SCHOLASTIC CORPORATION
2011 STOCK INCENTIVE PLAN

          Upon the recommendation of the Human Resources and Compensation Committee (the “HRCC”), the Board of Directors has unanimously approved and is submitting to the holders of the Class A Stock, for their consideration and approval, the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”). The Board adopted the 2011 Plan at its meeting on July 20, 2011, subject to the approval of the holders of the Class A Stock.

          The 2001 Stock Incentive Plan (the “2001 Plan”), which expired on July 17, 2011, was the only plan under which equity awards could be granted to the Company’s employees and consultants. Stock options and restricted stock units have historically been the

Company’s principal form of long-term incentive compensation and have been granted as a means to motivate superior performance and to directly link the economic interests of executives and other key employees with those of stockholders. As of July 17, 2011, the date no further awards could be made under the 2001 Plan, there were options to purchase an aggregate of 3,270,766 shares of Common Stock and 511,939 restricted stock units outstanding under the 2001 Plan. As a result of the expiration of the 2001 Plan on July 17, 2011, 436,400 unissued shares, which remained reserved for issuance at that date, are no longer available for awards.

          Approval is sought from the holders of the Class A Stock of the 2011 Plan, pursuant to which an aggregate of 2,100,000 shares of Common Stock will be reserved for issuance. The Board of Directors believes that the ability to award stock options and restricted stock units under the 2011 Plan in appropriate circumstances is consistent with and supportive of the purposes underlying the Company’s long-term incentive programs to attract and retain employees and to motivate superior performance. The 2011 Plan also permits similar stock based awards to be granted under certain conditions in foreign jurisdictions. Reference is also made to the “Compensation Discussion and Analysis” section of this proxy statement for further discussion of the Company’s long-term incentive compensation philosophy and goals.

          The following is a brief summary of the principal provisions of the 2011 Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2011 Plan, set forth as Appendix A hereto.

Summary of the 2011 Plan.

          Purpose. The purpose of the 2011 Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer stock-based incentives to employees of, and consultants to, the Company and its affiliates (as defined in the 2011 Plan), thereby creating a means to raise the level of stock ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the stockholders of the Company.

          Administration. The 2011 Plan will be administered by the HRCC, or such other committee as may be designated by the Board (the “Committee”), comprised of two or more non-employee directors, each of whom will be, to the extent required by Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, a “non-employee director” as defined in Rule 16b-3 and an “outside director” as defined under Section 162(m). The HRCC currently is comprised of four members, each of whom meets the foregoing requirements.

          The Committee will have the full authority and discretion to administer and interpret the 2011 Plan, including the authority: (i) to grant discretionary awards under the 2011 Plan,

(ii) to determine the persons to whom discretionary awards will be granted, (iii) to determine the types of discretionary awards to be granted, which must be either non-qualified stock options or restricted stock units, (iv) to determine the terms and conditions of each discretionary award, (v) to determine the number of shares of Common Stock to be covered by each discretionary award, (vi) to prescribe the form or forms of instruments evidencing awards, and (vii) to make all other determinations and interpretations in connection with the 2011 Plan and awards made thereunder as the Committee, in its sole discretion, deems necessary or desirable.

          The Committee may also, in its discretion, extend or accelerate the exercisability of an award granted under the 2011 Plan, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any award, waive any restriction or other provision of the 2011 Plan or of any award or otherwise amend or modify any award in any manner that is not adverse to the participant to whom the award was granted.

          The terms and conditions of individual awards will be set forth in individual award agreements which will be consistent with the terms of the 2011 Plan. Awards under the 2011 Plan may not be made on or after September 21, 2021, the tenth anniversary of the date the Plan was approved by the stockholders of the Company, but awards granted prior to such date may extend beyond that date.

          Eligibility. Pursuant to the 2011 Plan, all employees of, and consultants to, the Company or any of its affiliates are eligible to be granted non-qualified stock options and restricted stock units, if so determined by the Committee. Based on the current standards developed by the Company’s Human Resources Department and which have been applied by the Committee under the 2001 Plan, the Company estimates that the approximate number of employees who would currently comprise the group eligible to be considered for awards under the 2011 Plan would be 360 employees.

Types of Awards Under the 2011 Plan.

          Options. The Committee may grant non-qualified stock options to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed 10 years), the exercise price, the vesting schedule and the other material terms of each option. No stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant. For purposes of the 2011 Plan, “fair market value” is defined as the average of the high and low of the stock prices on the grant date.

          Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant, and the Committee, in its sole discretion, may accelerate the exercisability of such options. Payment of the exercise price may be made through various means, including paying the exercise price in cash, by means of a cashless exercise program or by other methods, including the surrender of shares of Common Stock.

          Restricted Stock Units. The Committee may award restricted stock units, which are grants of units that, upon vesting, are settled by delivery of an equivalent number of shares of Common Stock or as otherwise determined by the Committee. The vesting conditions may be time-based or performance-based or a combination thereof. The recipient of a restricted stock unit award does not have any rights of a stockholder prior to the settlement of the units by delivery of shares of Common Stock. Dividend equivalent units may be awarded in the discretion of the Committee. Recipients of restricted stock units are required to enter into a restricted stock unit agreement with the Company, which sets forth the terms and conditions of the awards, including the vesting dates for the restricted stock units, and any performance criteria.

          If the grant by the Committee of restricted stock units is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, business dispositions and acquisitions) and other similar events or circumstances. The performance goals will be based on one or more of the objective criteria set forth on Exhibit A to the 2011 Plan, included in Appendix A hereto.

          Amendment and Termination. The 2011 Plan provides that it may be amended, in whole or in part, suspended or terminated by the Board of Directors, except that no such amendment, suspension or termination may increase the aggregate number of shares of Common Stock reserved for awards or the maximum individual share limits, change the classification of employees or consultants eligible to receive awards, decrease the minimum exercise price of any option, extend the maximum option period or otherwise effect an amendment that would require stockholder approval under Section 162(m) of the Code or Rule 16b-3 under the Exchange Act, unless such amendment receives stockholder approval to the extent required by Section 162(m) or Rule 16 b-3 and also under any applicable stock exchange rules.

          Share and Other Limitations. Initially, a maximum of 2,100,000 shares of Common Stock may be issued or used for reference purposes pursuant to the 2011 Plan. Common Stock issued under the 2011 Plan will be from the Company’s authorized but unissued shares of Common Stock or from treasury stock. In general, upon termination, cancellation or expiration of an award, the unissued shares of Common Stock subject to the award will again be available for an award under the 2011 Plan. The maximum number of shares of Common Stock subject to options or any other awards intended to comply with Section 162(m) of the Code that may be granted to any individual under the 2011 Plan will be 500,000 shares per each type of award for any fiscal year of the Company.

          The Committee may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under the 2011 Plan to reflect any change in the Company’s capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar event to the extent provided in the 2011 Plan.

          Miscellaneous. Although awards will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may determine, at the time of grant or thereafter, that a stock option that is otherwise nontransferable will be transferable in whole or in part to family members (as defined in the 2011 Plan) and may specify the circumstances and conditions under which such option may be transferred.

Material Federal Income Tax Consequences Relating to the 2011 Plan

          The rules concerning the federal income tax consequences with respect to non-qualified stock options and restricted stock units granted pursuant to the 2011 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, possibly with retroactive effect, as are the interpretations and applications of such statutory provisions, which may also vary in individual circumstances. The following summary is designed to provide a general understanding of the material federal income tax consequences relating to the 2011 Plan under current law. The summary does not address state, estate, inheritance, local or foreign taxes of any kind.

          Non-Qualified Stock Options. In general, a recipient will not realize any taxable income upon the grant of a non-qualified stock option and the Company will not receive a deduction at the time of grant. Upon the exercise of a non-qualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of such Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income, subject to certain tax law limitations, on the date of exercise.

          Restricted Stock Units. In general, a recipient will not realize any taxable income upon the grant of a restricted stock unit and the Company will not receive a deduction at the time of grant. A recipient is generally taxed at vesting, when the applicable forfeiture restrictions lapse and shares of Common Stock or an equivalent amount of cash is delivered to the recipient in settlement of the award. The amount of income, which is treated as ordinary income, subject to tax is the difference between the fair market value of the award at the time of vesting or delivery of shares, minus the amount paid for the award, if any. Upon a subsequent sale of Common Stock received upon settlement of the award, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income, subject to certain tax law limitations, on the date of vesting or delivery of the shares of Common Stock.

          Section 162(m) of the Code. Section 162(m) of the Code disallows deductions for compensation in excess of $1 million for certain executives of publicly held corporations, unless such compensation meets the requirements of Section 162(m) as “qualified performance-based compensation.” If the 2011 Plan is approved by stockholders, the Company will be entitled to deduct for federal income tax purposes certain performance-based compensation paid under the 2011 Plan to the Chief Executive Officer and certain other participating officers notwithstanding the $1 million limitation under Section 162(m) of the Code. All options that may be granted to participating officers under the 2011 Plan should qualify as “qualified performance-based compensation” under Section 162(m). The grant of time-vested restricted stock units under the 2011 Plan would not qualify as “qualified performance-based compensation,” while the grant of appropriate performance-based restricted stock units would so qualify. The Company’s past practice has been to issue only time-vested restricted stock units under its equity plans.

          Allocation of Awards under the 2011 Plan. As of the date of this proxy statement, no awards have been made under the 2011 Plan. Because of the flexibility that the 2011 Plan provides, the cost of the 2011 Plan will vary depending on the terms of the individual grants awarded to employees. In addition, the allocation of awards under the 2011 Plan is not currently determinable since such allocation is dependent upon future decisions to be made by the Committee in its sole discretion, subject to the provisions of the 2011 Plan. Accordingly, it is not possible to determine the amounts of benefits that will be received under the 2011 Plan by the Named Executives, all executive officers as a group or all employees other than executive officers. For comparison purposes, please refer to the stock option awards under the Company’s 2001 Plan in fiscal 2011, shown in the table titled “Option Grants in Fiscal 2011” herein. In addition to the grants shown in that table, in fiscal 2011, 112,000 stock options were granted to other members of senior management as a group and 109,200 stock options were granted to all other employees. The Scholastic Corporation 2007 Outside Directors’ Stock Incentive Plan provides for grants of stock options to non-employee directors. Grants to directors are more fully described herein under the caption “Director’s Compensation.”

          Current Stock Information. On July 29, 2011, the closing price of the Company’s Common Stock on the NASDAQ National Market System was $28.72.

Recommendation

          The Board of Directors recommends that the holders of the Class A Stock vote FOR the approval and adoption of the Scholastic Corporation 2011 Stock Incentive Plan. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of the Class A Stock present and entitled to vote on this item at the Annual Meeting is required to approve the Scholastic Corporation 2011 Stock Incentive Plan.

PROPOSAL 3:
APPROVAL OF AN AMENDMENT TO
THE SCHOLASTIC CORPORATION MANAGEMENT
STOCK PURCHASE PLAN

          Effective June 1, 1999, the Company began offering selected members of senior management the opportunity to participate in the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”). The eligible members of senior management are selected annually by the HRCC. The MSPP was approved by written consent of the Class A Stockholders on November 30, 1998. The Board believes that the MSPP helps the Company attract and retain executive management by providing participants with an equity incentive compensation opportunity intended to further align their interests with the Company and its stockholders. The purpose of the MSPP, which is a non-qualified deferred compensation plan, is to encourage management to attain a certain level of stock ownership, as described previously under the Company’s stock ownership guidelines. As of the date hereof, approximately twelve members of senior management currently participate, and a total of 98,872 shares have been issued, under the MSPP. There are 218,165 outstanding RSUs that have been allocated to participants’ accounts (vested and unvested) and an aggregate of 201,128 shares presently remaining available for issuance under the MSPP. Pursuant to the MSPP, eligible participants may elect to defer receipt of all or a portion of their annual incentive bonus under either the MIP or EPIP and to receive in return that number of restricted stock units (RSUs) that may be acquired with the deferred bonus at a 25% discount from the lowest closing price of Common Stock during the fiscal quarter that ends on August 31 each year.

          On July 20, 2011, the Board, upon the HRCC’s recommendation, unanimously adopted an amendment to the MSPP to provide for an increase in the number of shares of Common Stock available for issuance under the MSPP by 300,000 shares, in addition to the 201,128 shares presently remaining available for issuance under the MSPP. Such increase is necessary in order to provide for the issuance of shares consistent with the current number of RSUs currently outstanding and additional RSUs anticipated to be allocated to participants in the future. A copy of the proposed amendment to the MSPP is set forth as Appendix B hereto.

Summary of the MSPP

          Eligibility. To be eligible to participate in the MSPP, an employee must be selected by the HRCC. Outside Directors are not eligible to participate in the MSPP. As of June 1, 2011, approximately seventeen employees were eligible to participate in the MSPP, including all of the Named Executive Officers.

          Purchase Price. The number of RSUs to be allocated to a participant is determined by dividing the amount of such participant’s deferred bonus by 75% of the lowest closing price of the Common Stock during the fiscal quarter that begins on June 1 and ends on August 31 of each year. On May 31, 2011, the closing price for the Common Stock was $27.24 per share, and, on July 29, 2011, such closing price was $28.72 per share.

          Shares Available for Grant. Under the MSPP, 300,000 shares of Common Stock (as adjusted to reflect the 2-for-1 stock split in form of a 100% stock dividend paid on January 16, 2001) were originally reserved for issuance. The maximum number of shares of Common Stock that will be available for further issuance under the MSPP, if this Proposal is approved by the Class A Stockholders, will be 501,128 shares, consisting of 300,000 additional shares to be authorized by the proposed amendment and 201,128 shares previously authorized and remaining available for issuance. Shares reserved for issuance under the MSPP are subject to adjustment for stock dividends, stock splits and certain other events as provided in the MSPP. The Common Stock issued under the MSPP will be from the Company’s authorized but unissued shares of Common Stock or from treasury stock.

          Effect of Termination. A participant in the MSPP must be employed the on the day that the bonuses under the MIP or EPIP are paid and on the allocation date of the RSUs, which is the first day of the second fiscal quarter, in order to receive an allocation of RSUs under the MSPP. With respect to RSUs previously allocated and outstanding under the MSPP, the following table illustrates the payment provisions upon termination or a change-in-control.

Status of RSU	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement(1)	Death or Disability

Vested RSUs	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.

Unvested RSUs

RSUs are forfeited and participants receive cash equal to the lesser of the purchase price of the unvested RSUs or the fair market value of the number of shares underlying the unvested RSUs on the date of termination.

RSUs are forfeited and participants receive a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs, with the number of full years of employment since purchase as the numerator and 3 as the denominator, and the remainder is paid in cash at the lesser of the purchase price of the unvested RSUs or the fair market value of the number of shares underlying the unvested RSUs on the date of termination.

			Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock.

(1)

Under the terms of the MSPP, for all RSUs purchased prior to September 21, 2011, the definition of normal retirement is age 55 or older and for all RSUs that will be purchased after September 21, 2011, the definition of normal retirement is age 55 or older and 10 years of employment.

          Administration. The MSPP is administered by the HRCC, which is authorized to interpret the MSPP and to make such rules and regulations as it deems necessary in connection therewith.

          Amendment of the MSPP. The Board or the HRCC has the power to amend, suspend or terminate the MSPP, except that neither the Board nor the HRCC may amend the MSPP without stockholder approval if such approval is required by applicable law or regulation. An amendment may not adversely affect a participant’s rights to RSUs awarded and vested prior to the date of such action.

          Federal Income Tax Consequences. The following discussion summarizes the material federal income tax consequences to the Company and the participating employees in connection with the MSPP under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, estate, inheritance, local or foreign tax laws.

          The election by a participant to defer a percentage of the participant’s bonus for the purchase of RSUs under the MSPP reduces the taxable amount of such bonus for the year of the deferral by the amount of the deferral for federal income tax purposes, although the full amount of the bonus is still subject to required social security and Medicare withholding. The settlement of RSUs by conversion into shares or cash at the end of the applicable deferral period is taxable as wages in the year paid. Participants pay ordinary income tax on the fair market value of the stock or cash received on the day of conversion, such date being determined as either a participant’s termination date or as the end of the applicable deferral period. The Company is allowed a tax deduction at the same time and in the same amount as the participant is taxed in respect of the RSUs under the MSPP.

          It is not possible to estimate the number of future RSUs to be acquired by participants under the MSPP because such acquisitions depend on decisions to be made annually by the participants with respect to their MIP or EPIP bonus allocation under the MSPP and also the actual payments to be received under the MIP or EPIP, which is based upon the Company’s future operating results and the targets established by the HRCC for purposes of the MIP and EPIP. Accordingly, it is not possible to determine the amount of benefits that will be received under the MSPP by the Named Executive Officers, all executive officers as a group or all employees eligible to participate in the MSPP other than executive officers. During fiscal 2011, the 25% discounts received by the Named Executive Officers and the other members of senior management who chose to allocate a portion of their fiscal 2010 bonuses toward the purchase of RSUs are shown in the table below. Such discount reflects the difference between the fair market value of a share of Common Stock on the date of purchase, September 1, 2010, and the purchase price of the RSUs multiplied by the number of RSUs purchased.

Named Executive Officer	Dollar value of 25% discount received from the purchase of MSPP RSUs on September 1, 2010

Richard Robinson	$539,676
Maureen O’Connell	$78,944
Margery Mayer	$10,382
Judith Newman	$0
Andrew S. Hedden	$148,027
All other members of senior management who purchased RSUs on September 1, 2010	$101,704

Recommendation

          The Board recommends that the Class A Stockholders vote FOR the approval of Proposal 3. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to approve Proposal 3.

PROPOSAL 4:
AN ADVISORY VOTE FOR THE APPROVAL OF FISCAL 2011 COMPENSATION
AWARDED TO NAMED EXECUTIVE OFFICERS

          As required under the Exchange Act, the Company is seeking an advisory, non-binding vote of the Class A Stockholders with respect to the compensation awarded to its Named Executive Officers for fiscal 2011. The Company’s executive compensation programs and compensation paid to its Named Executive Officers are described in the “Compensation Discussion and Analysis,” compensation tables and narrative discussion beginning on page 11 of this proxy statement. As described more fully in the “Compensation Discussion and Analysis,” the HRCC oversees the Company’s compensation and benefits programs and the compensation awarded thereunder, adopting changes to the programs and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objective of the programs: to motivate members of senior management, including the Named Executive Officers, and the Company’s employees in order to increase value for stockholders by facilitating the long-term growth of the Company.

          If you are a Class A Stockholder, you may vote for or against the following resolution, or you may abstain. As an advisory vote, the result is non-binding on the Company and the Board. However, the Board and the HRCC will consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for the Named Executive Officers.

Resolved, that the compensation paid to the Company’s Named Executive Officers for fiscal 2011, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables, and narrative discussion included in this proxy statement, is hereby APPROVED.

          The Board recommends that the Class A Stockholders vote FOR the foregoing resolution.

          The affirmative vote of a majority of the shares of Class A Stock represented at the Annual Meeting, in person or by proxy, and voting on the proposal is required for approval of this advisory proposal.

PROPOSAL 5:
AN ADVISORY VOTE ON THE FREQUENCY OF A STOCKHOLDER
ADVISORY VOTE REGARDING THE COMPENSATION AWARDED TO NAMED
EXECUTIVE OFFICERS

          As required under the Exchange Act, the Company is seeking an advisory, non-binding vote of the Class A Stockholders about how often it should present the Class A Stockholders with the opportunity to vote on compensation awarded to its Named Executive Officers. If you are a Class A Stockholder, you may elect to have the vote held annually, every two years or every three years, or you may abstain. The Company recommends a triennial vote, but the Class A Stockholders are not voting to approve or disapprove of that recommendation. As an advisory vote, this vote is also non-binding. However, as with the vote on the compensation of the Named Executive Officers described under Proposal 4 above, the Board will consider the outcome of the vote when making a future decision as to the frequency of such votes.

          Because the Company has designed its compensation programs to promote stockholder value over a long-term time frame and encourage performance over a multi-year period, the Board believes that a vote that occurs once every three years will allow stockholders to better evaluate the Company’s executive compensation programs. The Board is recommending an advisory vote every three years because it believes that both compensation decisions and Company performance should be evaluated over a longer-term horizon rather than just on a year-to-year basis.

          The Board recommends that the Class A Stockholders vote FOR a shareholder advisory vote to be held every THREE years on compensation awarded to its Named Executive Officers.

          In considering the vote, the Company will deem the Class A Stockholders to have selected the frequency that receives the plurality of the votes cast by the Class A Stockholders present or represented at the Annual Meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

          The Audit Committee has appointed Ernst & Young LLP (“E&Y”) to be the independent registered public accountants of the Company for the fiscal year ending May 31, 2012. A representative of E&Y will be present at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

          The aggregate fees billed by E&Y for professional services to the Company were $4,219,500 for fiscal 2011 and $4,891,700 for fiscal 2010. The total fees for services provided by E&Y to the Company during the fiscal years ended May 31, 2011 and May 31, 2010 are summarized in the table below.

	Fiscal 2011 $	Fiscal 2010 $

Audit Fees	$3,460,000	$3,877,200
Audit-Related Fees	$95,000	$95,000
Tax Fees	$664,500	$919,500
All Other Fees	$—	$—

TOTAL FEES PAID	$4,219,500	$4,891,700

Type of Fee paid	Work performed

Audit Fees	Fees related to:

	•	the annual audit of the consolidated financial statements and internal control over financial reporting

	•	quarterly financial statement reviews

Audit Related Fees	Fees related to benefit plan audits

Tax Fees	Fees related to:

	•	federal, state and international tax compliance

	•	IRS examination assistance, NOL carryback analysis, R&D study, consulting on tax planning opportunities and other “on-call” assistance

          In fiscal 2011 and fiscal 2010, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee approved the Audit Fees and also pre-approved all of the Audit-Related services and Tax services provided by E&Y. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service proposed to be provided prior to commencement of the engagement. The Audit Committee then makes an evaluation as to whether the provision of the proposed non-audit service by E&Y will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the Audit Committee has delegated to its chair, Mr. Oliver, the authority to approve such service on its behalf, provided that such action is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE’S REPORT

          The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2011 with the Company’s management. The Audit Committee has discussed with E&Y, the Company’s independent public registered accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board, as modified or supplemented.

          The Audit Committee has also received the written disclosures and the letter from E&Y required by Rule 3526 of the Public Company Accounting Oversight Board, and the Audit Committee has discussed the independence of E&Y with that firm.

          Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2011 for filing with the SEC.

Audit Committee

Augustus K. Oliver, Chairperson James W. Barge John L. Davies

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

          Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2012 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 12, 2012 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2012 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 26, 2012.

OTHER MATTERS

          The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Andrew S. Hedden Secretary

Appendix A

SCHOLASTIC CORPORATION 2011 STOCK INCENTIVE PLAN

ARTICLE I
PURPOSE

          The purpose of this Scholastic Corporation 2011 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer employees of, and Consultants to, the Company and its Affiliates stock-based incentives in the Company, thereby creating a means to raise the level of stock ownership by employees and Consultants in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II
DEFINITIONS

          For purposes of this Plan, the following terms shall have the following meanings:

2.1     “ACQUISITION EVENT” has the meaning set forth in Section 4.2(d).

2.2     “AFFILIATE” means each of the following: (i) any Subsidiary; (ii) any Parent; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (iv) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company or a Parent; and (v) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

2.3     “AWARD” means any award under this Plan of any (i) Stock Option; (ii) Restricted Stock Unit; or (iii) other awards providing benefits similar to a Stock Option or Restricted Stock Unit and which are designed to meet the requirements of a Foreign Jurisdiction.

2.4     “AWARD AGREEMENT” means, with respect to each Award, a written or electronic agreement or communication between the Company and the Participant setting forth the terms and conditions of the Award, including, without limitation, a Stock Option Agreement and Restricted Stock Unit Agreement. An Award Agreement may, but need not, require as a condition of its effectiveness that such Award Agreement be executed by the Participant, including by electronic signature or other electronic indication of acceptance.

2.5     “BOARD” means the Board of Directors of the Company.

2.6     “CAUSE” means, with respect to the Termination of Employment of an employee or Termination of Consultancy of a Consultant, (i) in the case where there is no employment agreement or consultancy agreement between the Company or an Affiliate and the Participant in effect at the time of the relevant grant or where there is an employment agreement or consultancy agreement in effect at such time, but such agreement does not define “cause” (or words of like import), termination due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its sole discretion; or (ii) in the case where there is an employment agreement or consultancy agreement between the Company or an Affiliate and the Participant in effect at the time of grant that defines “cause” (or words of like import), termination that is or would be deemed to be “for cause” (or words of like import) as defined under such employment agreement or consultancy agreement at the time of grant, as determined by the Committee in its sole discretion.

2.7    “CODE” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be deemed to include a reference to any successor provision and the Treasury regulations and other guidance promulgated thereunder.

2.8    “COMMITTEE” means a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code, and to satisfy any other independence requirement under the rules of the NASDAQ Stock Market, Inc. (“NASDAQ”); provided, however, that if and to the extent that no Committee exists which has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed to be references to the Board.

2.9    “COMMON STOCK” means the Common Stock, $.01 par value per share, of the Company.

2.10   “COMPANY” means Scholastic Corporation, a Delaware corporation, and its successors by operation of law.

2.11   “CONSULTANT” means any non-employee advisor or consultant to the Company or its Affiliates.

2.12   “DISABILITY” means (i) in the case where there is no employment agreement or consultancy agreement between the Company or an Affiliate and the Participant in effect at the time of the relevant grant, or where there is an employment agreement or consultancy agreement in effect at such time, but such agreement does not define “disability,” “total and permanent disability,” as defined in Section 22(e)(3) of the Code, as determined by the Committee in its sole discretion; (ii) in the case where there is an employment agreement or consultancy agreement between the Company or an Affiliate and the Participant at the time of the relevant grant that defines “disability,” “disability” as defined under such employment agreement or consultancy agreement, as determined by the Committee in its sole discretion; or (iii) in the case of an Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code (“Section 409A Award”), “disability” as defined in Section 409A(2)(C) of the Code.

2.13   “EFFECTIVE DATE” means the effective date of this Plan as defined in Article XII.

2.14   “ELIGIBLE EMPLOYEE” means each employee of the Company or an Affiliate.

2.15   “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.16   “FAIR MARKET VALUE” means, unless otherwise required by any applicable provision of the Code, as of any date, the mean between the high and low sales prices of a share of Common Stock on the applicable date: (i) as reported on the principal national securities exchange on which it is then traded (including, without limitation, the NASDAQ Stock Market LLC) or (ii) if not traded on any such national securities exchange, the mean of the closing bid and asked prices of a share of Common Stock as reported by an automated quotation system sponsored by the National Association of Securities Dealers, Inc. If the Common Stock is not readily tradable on a national securities exchange, or any automated quotation system sponsored by the National Association of Securities Dealers, Inc., its Fair Market Value shall be set in good faith by the Committee, taking into account all factors that the Committee deems relevant, and shall be determined by the reasonable application of a reasonable valuation method within the meaning of Section 409A of the Code.

2.17   “FAMILY MEMBER” means, solely to the extent provided for in Securities Act Form S-8, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than

50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests or as otherwise defined in Securities Act Form S-8.

2.18   “FOREIGN JURISDICTION” means any jurisdiction outside of the United States including, without limitation, countries, states, provinces and localities.

2.19   “PARENT” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.20   “PARTICIPANT” means any Eligible Employee or Consultant to whom an Award has been made under this Plan.

2.21   “PERFORMANCE GOALS” has the meaning set forth in Section 8.1.

2.22   “PLAN” means this Scholastic Corporation 2011 Stock Incentive Plan, as amended from time to time.

2.23   “RESTRICTED STOCK UNIT” means an Award having a unit of measurement equivalent to one share of Common Stock but with none of the attendant rights of a holder of a share of Common Stock until a share of Common Stock is ultimately distributed in settlement of the Award (other than the right to receive dividend equivalent amounts in accordance with Section 7.2 hereof).

2.24   “RETIREMENT” means a Termination of Employment on or after age 55 and at least 10 years of continuous service with the Company or its Affiliates in accordance with the Company’s standard retirement policies as in effect from time to time or such other definitions of Retirement as the Committee may determine from time to time in its discretion.

2.25   “RULE 16B-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

2.26   “SECTION 162(M) OF THE CODE” means Section 162(m) of the Code.

2.27   “SECURITIES ACT” means the Securities Act of 1933, as amended. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.28   “STOCK OPTION” means any option to purchase shares of Common Stock granted to an Eligible Employee or Consultant under Article VI.

2.29   “SUBSIDIARY” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.30   “TERMINATION OF CONSULTANCY” means (i) the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed by the Consultant for the Company or an Affiliate; or (ii) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a non-employee director upon the termination of his or her consultancy, the Committee, in its sole and absolute discretion, may determine that no Termination of Consultancy shall be deemed to occur until such time as such individual is no longer a Consultant, an Eligible Employee or a non-employee director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter. In the case of a Section 409A Award, “Termination of Consultancy” shall be interpreted to mean “separation from service” as defined in Section 409A of the Code.

2.31   “TERMINATION OF EMPLOYMENT” means: (i) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (ii) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or non-employee director upon the termination of his or her employment, the Committee, in its sole and absolute discretion, may determine that no Termination of Employment shall be deemed to occur until such time as such individual is no longer an Eligible Employee, a Consultant or a non-employee director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter. In the case of a Section 409A Award, “Termination of Employment” shall be interpreted to mean “separation from service” as defined in Section 409A.

2.32   “TRANSFER” means (i) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (ii) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law).

ARTICLE III
ADMINISTRATION

3.1     THE COMMITTEE. The Plan shall be administered and interpreted by the Committee. If for any reason the appointed Committee does not meet the “non-employee director” or “outside director” requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

3.2     GRANTS OF AWARDS. The Committee shall have full authority and discretion to grant to Eligible Employees and Consultants, pursuant to the terms of this Plan, (i) Stock Options, (ii) Restricted Stock Units, or (iii) other awards providing benefits similar to Stock Options or Restricted Stock Units which are designed to meet the requirements of Foreign Jurisdictions. All Awards shall be granted by, confirmed by, and subject to the terms of, a written or electronic Award Agreement. In particular, the Committee shall have the discretionary authority:

          (a)     to select the Eligible Employees and Consultants to whom Awards may from time to time be granted hereunder;

          (b)     to determine whether and to what extent Awards, including any combination of two or more Awards, are to be granted hereunder to one or more Eligible Employees or Consultants;

          (c)     to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

          (d)     to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation upon exercise, Performance Goals, any vesting schedule or acceleration thereof, and any forfeiture restrictions, or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, from time to time in any particular case, in its sole discretion);

          (e)     to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to an Award;

          (f)     to determine whether and under what circumstances or method an Award may be settled;

          (g)     to determine whether an Award is intended to satisfy Section 162(m) of the Code;

          (h)     to determine whether to require an Eligible Employee or Consultant, as a condition of the granting of any Award, not to sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise of a Stock Option or other Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Stock Option or Award;

          (i)     to modify, extend or renew an Award, subject to Articles X and XIV herein, provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of an Award may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal;

          (j)     to offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made;

          (k)     to delegate the day-to-day administration of the Plan to one or more officers of the Company or one or more agents, and such administrators may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted under the Plan, to maintain Plan administration records, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action taken by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such administrator; provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee; and

          (l)     to make all other determinations or take such actions deemed necessary, appropriate, or advisable for the administration of the Plan.

3.3     GUIDELINES. Subject to Articles X and XIV hereof, the Committee shall have the discretionary authority to adopt, alter, repeal and interpret and construe such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the taxes of, Foreign Jurisdictions to comply with applicable tax, securities, employment and other laws, and may impose any limitations and restrictions that it deems necessary to comply with such laws of such Foreign Jurisdictions. To the extent applicable, this Plan is intended to comply with Section 162(m) and Section 409A of the Code and the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4     DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns and any persons claiming rights under this Plan or an Award. A Participant or other person claiming rights under this Plan may contest a decision or action by the Committee with respect to an Award or such other person only on the ground that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action by the Board or otherwise shall be limited to determining whether the Committee’s decision or action was arbitrary, capricious or unlawful.

3.5     RELIANCE ON COUNSEL. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

3.6     PROCEDURES. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum if the Committee consists of an odd number of members. If the Committee consists of an even number of members, 50% of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of those members present at a meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all the Committee members, in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.7     DESIGNATION OF CONSULTANTS/LIABILITY.

          (a)     The Committee may designate employees of the Company and Affiliates and professional advisors to assist the Committee in the administration of this Plan and may grant authority to officers to execute Award Agreements or other communications (including by electronic signature or electronic acceptance) or other documents on behalf of the Committee.

          (b)     The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any employee of the Company or Affiliate designated pursuant to Paragraph (a) above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or Affiliate or member or former member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Company (or if applicable, of an Affiliate), each officer and member or former member of the Committee shall be indemnified and held harmless by the Company (or if applicable, an Affiliate) against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and shall be advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV
SHARE AND OTHER LIMITATIONS

4.1     SHARES.

          (a)     GENERAL LIMITATION. The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 2,100,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2) with respect to all types of Awards. The shares of Common Stock available under this Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. If any Stock Option granted under this Plan expires, terminates, or is canceled for any reason without having been exercised in full or, with respect to Stock Options, the Company repurchases any Stock Option, the number of shares of Common Stock underlying such unexercised or repurchased Stock Option shall again be available for the purposes of Awards under this Plan. If Common Stock has been delivered or exchanged by a Participant as full or partial payment to the Company of an exercise price or the price of the purchase of an Award, the number of shares of Common Stock exchanged as payment in connection with the exercise or purchase shall again be available for purposes of determining the number of shares of Common Stock available for Awards. If Common Stock has been delivered by a Participant for payment of withholding taxes, or if the number of shares of Common Stock otherwise deliverable has been reduced for payment of withholding taxes, the number of shares of Common Stock delivered by such Participant or reduced for payment of withholding taxes shall again be available for purposes of determining the number of shares of Common Stock available for Awards.

          (b)     INDIVIDUAL PARTICIPANT LIMITATIONS. The maximum number of shares of Common Stock subject to any Stock Option or Restricted Stock Unit or other Award intended to comply with Section 162(m) of the Code which may be granted under this Plan during any fiscal year of the Company to any Eligible Employee or Consultant shall be 500,000 shares per each type of Award (subject to any increase or decrease pursuant to Section 4.2).

4.2     CHANGES.

          (a)     The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any Affiliate, any sale or transfer of all or part of the assets or business of the Company or any Affiliate or any other corporate act or proceeding.

          (b)     Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, or other change in the capital structure of the Company, non-cash distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, or any other corporate transaction or event having an effect similar to any of the foregoing and effected, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Stock Option or other Award granted under this Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as, and to the extent that, the Committee may deem equitable to prevent substantial dilution or enlargement (as determined by the Committee) of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

          (c)     Fractional shares of Common Stock resulting from any adjustment in Stock Options or other Awards pursuant to Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by electronic or other communication by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

          (d)     In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, terminate, effective as of the date of the Acquisition Event, all outstanding Stock Options and other Awards with respect to which a Participant has a right to exercise, by delivering electronic or other notice of termination to each Participant at least 10 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of such Awards held by the Participant that are then outstanding (without regard to any limitations on exercisability otherwise contained in such Stock Option or Award Agreements), but any such exercise shall be contingent upon and subject to the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within the period specified by the Committee after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

          (e)     In the event of an Acquisition Event, the Committee may, in its sole discretion, provide that all Restricted Stock Units shall fully vest on the date of consummation of the Acquisition Event and, if the Restricted Stock Units are subject to the attainment of Performance Goals, the Committee may, in its discretion, determine that such awards shall be considered to be earned in full “at target” as if the applicable Performance Goals established by the Committee have been achieved as of such date. If the Committee determines to vest Restricted Stock Units as provided in the preceding sentence and the Acquisition Event constitutes a “change in control” event as described in Section 409A of the Code, the Restricted Stock Units shall be settled and paid on the date of consummation of the Acquisition Event. If the Acquisition Event does not constitute a “change in control” event as described in Section 409A of the Code, Restricted Stock Units that do not constitute Section 409A Awards shall be settled and paid on the date of consummation of the Acquisition Event and Restricted Stock Units that do constitute Section 409A Awards shall be settled and paid on the date provided for in the Award Agreement or, if sooner, the earliest date on which the Restricted Stock Units may be paid without violating Section 409A of the Code. Any such acceleration of vesting shall be contingent upon and subject to the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within the period specified by the Committee after giving such notice for any reason whatsoever, the acceleration of vesting pursuant thereto shall be null and void.

          (f)     If an Acquisition Event occurs but the Committee does not terminate the outstanding Stock Options or accelerate the vesting of outstanding Restricted Stock Units or other Awards pursuant to Section 4.2(d) or (e), then the provisions of Section 4.2(b) shall apply.

4.3     MINIMUM PURCHASE PRICE. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.

ARTICLE V
ELIGIBILITY

5.1     GENERAL ELIGIBILITY. All Eligible Employees and Consultants and prospective employees of and Consultants to the Company and its Affiliates are eligible to be granted Stock Options and Restricted Stock Units under this Plan or other Awards under this Plan providing benefits similar to each of the foregoing and which are designed to meet the requirements of Foreign Jurisdictions. Eligibility for the grant of an Award and actual participation in this Plan shall be determined by the Committee in its sole discretion. The vesting and exercise of Awards granted to a prospective employee or Consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI
STOCK OPTIONS

6.1     STOCK OPTIONS. Stock Options granted hereunder shall not be incentive stock options intended to satisfy the requirements of Section 422 of the Code.

6.2     GRANTS. The Committee shall have the authority to grant to any Eligible Employee or Consultant one or more Stock Options.

6.3     TERMS OF STOCK OPTIONS. Stock Options granted under this Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

          (a)     EXERCISE PRICE. The exercise price per share of Common Stock shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant.

          (b)     STOCK OPTION TERM. The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option shall be exercisable more than 10 years after the date such Stock Option is granted.

          (c)     EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Stock Options may not be exercised during any period prohibited by the Company’s stock trading policies or applicable securities laws.

          (d)     METHOD OF EXERCISE. Subject to whatever installment exercise, waiting period, and other provisions and limitations apply under Paragraph (c) above, Stock Options may be exercised in whole or in part at any time and from time to time during the Stock Option term by giving notice of exercise to the Company, pursuant to such electronic or other procedures as may be specified by the Company or its Plan administrator from time to time, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows:

(i)	in cash or by check, bank draft or money order payable to the order of the Company pursuant to procedures specified by the Company or its Plan administrator from time to time;

(ii)

if the Common Stock is traded on a national securities exchange, or quoted on a national quotation system sponsored by the National Association of Securities Dealers, Inc., through a “cashless exercise” procedure whereby the Participant delivers irrevocable instructions to a broker approved by the Company to sell a sufficient number of shares of Common Stock acquired upon exercise of the Stock Options and remit promptly to the Company an amount equal to the purchase price and any applicable withholding taxes; or

(iii)

on such other terms and conditions as may be acceptable to the Company or its Plan administrator from time to time (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant by either actual delivery or attestation (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the exercise date as determined by the Company or its Plan administrator). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

          (e)     FORM, MODIFICATION, EXTENSION AND RENEWAL OF STOCK OPTIONS. Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such form of written or electronic Award Agreement or grant as is approved by the Committee from time to time, and the Committee may modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his or her consent). Notwithstanding the foregoing, the Company shall not reduce the exercise price of a Stock Option and shall not exchange a Stock Option for a new Award with a lower (or no exercise price) without approval of the stockholders of the Company in accordance with the Company’s Certificate of Incorporation and the laws of the State of Delaware.

          (f)     OTHER TERMS AND CONDITIONS. Any Stock Option may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of this Plan, as the Committee shall deem appropriate.

ARTICLE VII
RESTRICTED STOCK UNITS

7.1     AWARDS OF RESTRICTED STOCK UNITS. Awards of Restricted Stock Units may be issued to Eligible Employees or Consultants either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Employees or Consultants to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of units to be awarded, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. An Award Agreement may condition the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals, including pre-established Performance Goals intended to meet the requirements of qualified-performance-based compensation under Section 162(m) of the Code, or such other factors as the Committee may determine, in its sole discretion.

7.2     RESTRICTED STOCK UNIT AWARDS. Restricted Stock Units represent an unfunded and unsecured obligation of the Company and do not confer any rights of a stockholder until Common Stock is issued thereunder. Settlement of Restricted Stock Units may be settled in shares of Common Stock or otherwise as determined by the Committee or as set forth in the Award Agreement. Dividend equivalent rights shall be payable in cash with respect to Restricted Stock Units only to the extent provided by the Committee or as set forth in the Award Agreement. Until a Restricted Stock Unit is settled, the number of shares represented by the unit shall be subject to adjustment pursuant to Section 4.2.

ARTICLE VIII
PERFORMANCE GOALS

8.1     PERFORMANCE GOALS, FORMULAE OR STANDARDS. The Committee may condition the grant or vesting of Awards under the Plan upon the attainment of specified performance goals (“Performance Goals”), including pre-established Performance Goals intended to meet the requirements of qualified performance-based compensation under Section 162(m) of the Code (“Qualified Performance-Based Compensation”), or such other factors as the Committee may determine, in its sole discretion. If the grant of shares pursuant to an Award or the lapse of restrictions of an Award is intended to constitute Qualified Performance-Based Compensation, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances to the extent permitted by Section 162(m). With regard to an Award that is intended to constitute Qualified Performance-Based Compensation, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the Performance Criteria set forth in Exhibit A hereto. Qualified Performance-Based Compensation does not include any amount or portion of any amount that will be paid based upon a level of performance that is substantially certain to be met at the time the criteria is established.

8.2     DEATH, DISABILITY, CHANGE IN CONTROL. Restricted Stock Units or other Awards under the Plan intended to be Qualified Performance-Based Compensation under Section 162(m)(4)(C) of the Code may not be payable prior to attainment of the relevant Performance Goals; provided, however, that the Committee may provide, either in connection with the grant of an Award or by amendment thereafter, that achievement of such performance goals will be waived upon the death or disability (within the meaning of Code Section 162(m)) of the Participant, or in connection with a change in ownership or control of the Company (within the meaning of Code Section 162(m)).

ARTICLE IX
NON-TRANSFERABILITY AND TERMINATION OF
EMPLOYMENT/CONSULTANCY

9.1     NON-TRANSFERABILITY. Except as otherwise provided herein, no Stock Option, Restricted Stock Unit or other Award shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. Except as otherwise provided herein, all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. No Award shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding any provision herein to the contrary, the Committee may determine at the time of grant or thereafter that a Stock Option that is otherwise not Transferable pursuant to this Section 9.1 is Transferable to, and exercisable by, a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred during the employee’s lifetime other than to the employee or another Family Member, and (ii) remains subject to the terms of this Plan and the Award Agreement.

9.2     TERMINATION OF EMPLOYMENT OR TERMINATION OF CONSULTANCY. The following rules apply with regard to the Termination of Employment or Termination of Consultancy of a Participant:

          (a)     RULES APPLICABLE TO STOCK OPTIONS. Except as otherwise determined by the Committee or as provided in the applicable provisions of the Award Agreement or, if no rights of the Participant are reduced, as thereafter determined by the Committee:

(i)

TERMINATION BY REASON OF DEATH OR DISABILITY. If a Participant’s Termination of Employment or Termination of Consultancy is by reason of death or Disability, all Stock Options held by such Participant shall become fully exercisable on the date of such Termination of Employment or Termination of Consultancy and may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated terms of such Stock Options.

(ii)

TERMINATION BY REASON OF RETIREMENT. In the event of a Participant’s Termination of Employment by reason of Retirement, for a period of three years from the date of such Termination of Employment, all unvested Stock Options held by such Participant shall continue to vest and all exercisable Stock Options may be exercised by the Participant, but in no event beyond the expiration of the stated terms of such Stock Options.

(iii)

INVOLUNTARY TERMINATION WITHOUT CAUSE. If a Participant’s Termination of Employment or Termination of Consultancy is by involuntary termination without Cause, all Stock Options held by such Participant may be exercised, to the extent exercisable at Termination of Employment or Termination of Consultancy, by the Participant at any time within a period of 90 days from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Stock Options.

(iv)

TERMINATION FOR CAUSE OR FOR ANY REASON OTHER THAN DEATH, DISABILITY, RETIREMENT OR INVOLUNTARY TERMINATION WITHOUT CAUSE. If a Participant’s Termination of Employment or Termination of Consultancy is for Cause, all Stock

Options held by such Participant shall thereupon terminate and expire as of the date of such Termination of Employment or Termination of Consultancy. If a Participant’s Termination of Employment or Termination of Consultancy is for any reason other than Cause, death, Disability, Retirement, or other than an involuntary Termination of Employment or Termination of Consultancy without Cause, including, without limitation, a voluntary Termination of Employment or Termination of Consultancy, all Stock Options held by such Participant may be exercised, to the extent exercisable at Termination of Employment or Termination of Consultancy, by the Participant at any time within a period of 90 days from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Stock Options.

          (b)     RULES APPLICABLE TO RESTRICTED STOCK UNITS. Except as otherwise provided in the applicable provisions of the Award Agreement and this Plan and except as provided in Article VIII hereof with respect to Restricted Stock Units intended to constitute Qualified Performance-Based Compensation:

(i)

upon a Termination of Employment or Termination of Consultancy by a Participant (A) by the Company without Cause or (B) as a result of a Participant’s death, Disability or Retirement, all outstanding unvested Restricted Stock Units shall immediately vest and a share of Common Stock with respect to each Restricted Stock Unit shall be distributed within 30 days of such termination.

(ii)

If a Restricted Stock Unit constitutes a Section 409A Award, no distribution shall be made upon a Participant’s Termination of Employment or a Termination of Consultancy unless such termination constitutes a “separation from service” within the meaning of Section 409A of the Code.

(iii)

Except as provided in this Article IX, Restricted Stock Units that are not vested as of the date of a Participant’s Termination of Employment or Termination of Consultancy for any reason shall terminate and be forfeited in their entirety on the date of such termination.

ARTICLE X
TERMINATION OR AMENDMENT OF PLAN

10.1     TERMINATION OR AMENDMENT. Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XII), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the Company’s Certificate of Incorporation and the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan; (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b); (iii) change the classification of employees or Consultants eligible to receive Awards under this Plan; (iv) decrease the minimum option price of any Stock Option; (v) extend the maximum option period under Section 6.3; (vi) materially alter the Performance Criteria for Awards as set forth in Exhibit A; or (vii) require stockholder approval in order for this Plan to continue to comply with the applicable provisions of Section 162(m) of the Code.

10.2     The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant’s consent.

ARTICLE XI
UNFUNDED PLAN

11.1     UNFUNDED STATUS OF PLAN. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XII
GENERAL PROVISIONS

12.1     LEGEND. The Committee may require each person receiving shares pursuant to an Award under this Plan to represent to and agree with the Company electronically or otherwise that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for any shares issued under the Plan shall include any legend which the Committee deems appropriate to reflect any restrictions on Transfer if the shares of Common Stock available under the Plan are no longer registered under a Securities Act Form S-8 or any successor form. All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company reserves the right to issue book entry shares in lieu of share certificates.

12.2     OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.3     NO RIGHT TO EMPLOYMENT/CONSULTANCY. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee or Consultant any right with respect to continuance of employment or Consultancy by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant is retained to terminate his or her employment or Consultancy at any time.

12.4     WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of any minimum Federal, state or local taxes required by law to be withheld. Any such withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee or as provided in the Award Agreement, by reducing the number of shares of Common Stock otherwise deliverable by the Company or by delivering shares of Common Stock already owned by the Participant. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

12.5     LISTING AND OTHER CONDITIONS.

          (a)     Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Stock Option with respect to such shares shall be suspended until such listing has been effected.

          (b)     If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Stock Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

          (c)     Upon termination of any period of suspension under this Section 12.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option.

          (d)     A Participant shall be required to supply the Company electronically or otherwise with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

12.6     GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

12.7     CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

12.8     OTHER BENEFITS. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

12.9     COSTS. The Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

12.10     NO RIGHT TO SAME BENEFITS. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

12.11     DEATH/DISABILITY. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of this Plan.

12.12     SECTION 16(b) OF THE EXCHANGE ACT. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3 and the Committee shall interpret and administer these guidelines in a manner consistent therewith. The Committee may establish and adopt electronic or other administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business hereunder. If an officer (as defined in Rule 16b) is designated by the Committee to receive an Award, any such Award shall be deemed approved by the Committee and shall be deemed an exempt purchase under Rule 16b. Any provisions in this Plan or an Award Agreement inconsistent with Rule 16b shall be inoperative and shall not affect the validity of this Section 12.12. Notwithstanding anything herein to the contrary, if the grant of any Award or the payment of a share of Common Stock with respect to an Award or any election with regard thereto results or would result in a violation of Section 16(b) of the Exchange Act, any such grant, payment or election shall be deemed to be amended to comply therewith, and to the extent such grant, payment or election cannot be amended to comply therewith, such grant, payment or election shall be immediately cancelled and the Participant shall not have any rights thereto.

12.13     SECTION 409A. With respect to any Section 409A Award, this Plan and each Award Agreement are intended to be interpreted in a manner that conforms to or exempts such Award from the requirements of Section 409A of the Code. To the extent required by Section

409A of the Code, upon a Termination of Employment or Termination of Consultancy (other than as a result of death) of a “specified employee” (within the meaning of Section 409A), Section 409A Awards shall be delayed until six months after such Termination of Employment or Termination of Consultancy if such termination constitutes a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code) and such distributions shall be made at the beginning of the seventh month following the date of the Specified Employee’s Termination of Employment or Termination of Consultancy.

12.14     SUCCESSORS AND ASSIGNS. This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

12.15     SEVERABILITY OF PROVISIONS. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

12.16     HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

ARTICLE XIII
EFFECTIVE DATE OF PLAN

13.1     This Plan was adopted by the Board on July 20, 2011 and shall become effective on September 21, 2011, the date it was approved by the stockholders of the Company in accordance with the requirements of the Company’s Certificate of Incorporation and the laws of the State of Delaware.

ARTICLE IX
TERM OF PLAN

14.1     No Award shall be granted pursuant to this Plan on or after September 21, 2021 (the tenth anniversary of the date this Plan was approved by the stockholders of the Company), but Awards granted prior to such tenth anniversary may extend beyond that date.

EXHIBIT A TO THE 2011 STOCK INCENTIVE PLAN

PERFORMANCE CRITERIA

          Any Performance Goals established for purposes of conditioning the grant of an Award based on performance or the vesting of performance-based Awards, and which are intended to comply with Section 162(m) of the Code, shall be based on one or more of the following performance criteria either individually, alternatively, or in any combination applied either to the Company, an Affiliate or any business unit thereof, individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, or on an absolute basis or relative to previous year’s results or to a designated comparison group, in either case as specified by the Committee in the Award (“Performance Criteria”): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, income or net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or operating revenue; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s Common Stock; (x) market segment share; (xi) product release schedules; (xii) new product innovation; (xiii) product or other cost reductions; (xiv) brand recognition or acceptance; (xv) product ship targets; (xvi) customer satisfaction; (xvii) total shareholder return; (xviii) return on assets or net assets; (xix) assets, operating margin or profit margin; and (xx) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends. For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by the Financial Accounting Standards Board Codification Topic 225-20-45.

          To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based, or (ii) adjust, modify or amend the aforementioned business criteria.

Appendix B

Amendment
to the
Scholastic Corporation
Management Stock Purchase Plan
(as amended and restated on September 23, 2008)

          1.     The following amendment is made effective as of September 21, 2011 to the Scholastic Corporation Management Stock Purchase Plan (as amended and restated on September 23, 2008):

          (a)     Article 3 of the Plan is amended by deleting the first paragraph thereof and replacing it with the following:

“ARTICLE 3 - SHARES RESERVED

          The aggregate number of shares of Common Stock reserved for issuance pursuant to the Plan or with respect to which RSUs may be granted shall be 600,000, subject to adjustment as provided in Article 10 hereof.”

          2.     Except as specifically amended by the foregoing, the Plan remains in full force and effect in accordance with the terms thereof prior to such amendment.

          3.     The foregoing amendment was duly approved by resolution of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation at its meeting held on July 20, 2011 and shall become effective on September 21, 2011, the date it is approved by the holders of the Class A Stock of the Company in accordance with the requirements of the Company’s Certificate of Incorporation and the laws of the State of Delaware.

B-1

SCHOLASTIC CORPORATION 557 BROADWAY NEW YORK, NY 10012	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:
			☐	☐	☐
1.	Election of Directors
Nominees

01 James W. Barge 02 Marianne Caponnetto				03 John G. McDonald

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000112607_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

SCHOLASTIC CORPORATION Annual Meeting of Stockholders September 21, 2011 9:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints RICHARD ROBINSON AND ANDREW S. HEDDEN, or either of them, each with the full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 21, 2011 at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If you are a stockholder of record and no direction is given, this Proxy will be voted FOR the election of directors. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to your account invested in the Scholastic Corporation Stock Fund on July 29, 2011 by completing the reverse side of this card and returning it by September 17, 2011.

Continued and to be signed on reverse side

0000112607_2 R1.0.0.11699

SCHOLASTIC CORPORATION

Proxy for Annual Meeting of Stockholders, September 21. 2011

(The Solicitation of This Proxy is Made of Behalf of the Board of Directors)

The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 21. 2011, at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Class A Stock the undersigned would be entitled to vote if personally present.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION
CLASS A STOCK PROXY

Annual Meeting of Stockholders, September 21. 2011

In the absence of specific directions noted below, it is understood that the undersigned’s shares of Class A Stock will be voted FOR THE ELECTION OF DIRECTORS and FOR Proposals 2 – 4 and For “TRIENNIAL” for Proposal 5..

The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows:

1.	Upon the election of: Richard Robinson, John L. Davies, Andrew S. Hedden, Mae C. Jemison, Peter M. Mayer, Augustus K. Oliver, Richard M. Spaulding and Margaret A. Williams.

FOR:__________ WITHHOLD: __________

2.	For the approval of the Scholastic Corporation 2011 Stock Incentive Plan.

FOR:__________ AGAINST: __________ ABSTAIN: _________

3.	For the Approval of an Amendment to the Scholastic Corporation Management Stock Purchase Plan.

FOR:__________ AGAINST: __________ ABSTAIN: _________

4.	For an advisory vote on the approval of fiscal 2011 compensation awarded to Named Executive Officers.

FOR:__________ AGAINST: __________ ABSTAIN: _________

5.	For an advisory vote on the frequency of a stockholder advisory vote regarding compensation awarded to Named Executive Officers.

ANNUAL: _____ BIENNIAL: _______ TRIENNIAL: ______ ABSTAIN: ______

6.	In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock.

Class A Stockholder
No. of Shares:

Please mark your vote as indicated in this example X